As filed with the Securities and Exchange Commission on August 1, 2022

Registration Statement No. 333-261129

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 10

to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LASER PHOTONICS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	3690	84-3628771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite G

Orlando, FL 32810

(407) 804-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne Tupuola, CEO

1101 N. Keller Road, Suite G

Orlando, FL 32810

(407) 804-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ernest M. Stern, Esq. Culhane Meadows PLLC 1101 Pennsylvania Avenue, N.W., Suite 300 Washington, D.C. 20004 (301) 910-2030	Joseph M Lucosky, Esq. Thomas D. Twedt, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 (732) 690-8515	Christopher J. Bellini, Esq. Seth Popick, Esq. Cozen O’Connor, P.C. 33 South 6th Street, Suite 3800 Minneapolis, MN 55402 (612) 260-9000

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 1, 2022

Prospectus

3,000,000 Units

(Common Stock and Warrants)

Laser Photonics Corporation

This is an initial public offering of the securities of Laser Photonics Corporation. We are offering units (“Units”), at an offering price of $5.00 per Unit. Each Unit consists of one share of our common stock, par value $0.01 per share, and a warrant to purchase one share of common stock at a price of $5.00 per share (100% of the per Unit offering price), subject to adjustment as described in this prospectus. Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the warrants underlying the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Prior to this offering, there has been no public market for our securities. The initial public offering price will be $5.00 per Unit and will be at this fixed price for the duration of this offering.

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LASE” and the warrants offered hereby on Nasdaq under the symbol “LASEW”. Our listing on Nasdaq will be contingent on the Securities and Exchange Commission (the “SEC”) declaring this registration statement, of which this prospectus forms a part, effective and the closing of the financing expected through this offering. We will not consummate the offering contemplated by this prospectus unless our common stock and the warrants are approved for listing on Nasdaq.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, we have elected to comply with reduced reporting requirements for this prospectus and may elect to do so in future filings.

See “Risk Factors” beginning on page 11 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per
	Unit	Total
Initial public offering price	$5.00	$15,000,000
Underwriting discount (1)	$0.40	$1,200,000
Proceeds, before expenses, to Laser Photonics	$4.60	$13,800,000

(1)

See the section titled “Underwriting” for additional information regarding compensation payable to the underwriters, including warrants issuable to Alexander Capital L.P. (the “Representative”) to purchase up to a total of 6% of the Units sold in this offering (excluding the Units sold through the exercise of the over-allotment option). The Representative’s warrants are exercisable at $6.00 per share (120% of the public offering price).

We have granted the underwriters a 45-day over-allotment option to purchase up to 450,000 additional Units at the public offering price, less underwriting discounts and commissions.

ICT Investments LLC is the majority owner of our shares of common stock and after this offering will hold approximately 60% of our issued and outstanding shares of common stock. Accordingly, ICT Investments LLC will have voting control over all matters submitted to the holders of our common stock. Accordingly, following the consummation of this offering, we will be a “controlled company” under the rules of Nasdaq and may take advantage of certain corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq. We intend to comply with the Nasdaq corporate governance requirements for companies that are not controlled companies.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share “information in this prospectus reflects a reverse stock split of our outstanding common stock at a ratio of 1-for 6 shares that occurred in December 2021 and is reflected retroactively in the accompanying financial statements in accordance with ASC 260-10-55-12.

The underwriters expect to deliver the Units against payment in New York, New York on __________ 2022.

Sole Book-Running Manager

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the SEC. Neither we nor any of the underwriters have authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus filed with the (SEC). We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since such date.

For investors outside of the United States, neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States.

i

Prospectus

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Laser Photonics,” “we,” “us,” and “our” refer to Laser Photonics Corporation.

The Company

Organizational History

We were formed under the laws of Wyoming on November 8, 2019. We changed our domicile to Delaware on March 5, 2021. We are a vertically integrated manufacturing company for photonics-based industrial products and solutions, primarily disruptive laser cleaning technologies.

We are pioneering a new generation of laser blasting technologies focused on disrupting the sandblasting and abrasives blasting markets. We offer a full portfolio of integrated laser blasting solutions for corrosion control, rust removal, de-coating, pre-welding and post-welding, laser cleaning and surface conditioning. Our solutions span use cases throughout product lifecycles, from product fabrication to maintenance and repair, as well as aftermarket operations. Our laser blasting solutions are applicable in every industry dealing with materials processing, including automotive, aerospace, healthcare, consumer products, shipbuilding, aerospace, heavy industry, machine manufacturing, nuclear maintenance and de-commissioning and surface coating.

We initiated our sales effort in December 2019. By December 31, 2021, we had net revenues of $4,190,709. We sell our laser cleaning equipment products globally to end users, and principally to Fortune 1000 companies, as well as to agencies of the U.S. Government, including three branches of the U.S. military. For 2021 approximately 22% of our net revenues was from the U.S. Government, either as a prime contractor or as a subcontractor to a prime contractor, we have entered into both our standard purchase orders with the U.S. Government for equipment that we manufacture which state that such purchase orders are not cancellable and standard U.S. Government equipment purchase contracts that allow the U.S. Government to cancel for convenience.

Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

We market our products globally through our direct sales force which is located in the United States.

We have an exclusive license agreement with ICT Investments, LLC (“ICT Investments”). Under the terms of the exclusive license agreement, we have a perpetual, worldwide, exclusive license to sell the Laser Photonics™ branded equipment for laser cleaning and rust removal.

ICT Investments currently owns approximately 96% of the outstanding shares of our common stock and upon completion of this offering will own approximately 60% of our common stock and the voting power to decide all matters submitted to a vote of our shareholders, including the election of our directors. Through our affiliation with ICT Investments, its portfolio companies and their customers, we have access to more than 1,500 high profile Fortune 5000 customer prospects as well as recognition as a global leader in manufacturing premium laser equipment. In addition, through the expertise and reputation of our officers, Board members and advisors, we have the foundation of our technologically advanced, disruptive laser systems specifically suited for most material processes with specific cleaning requirements and challenges.

Our principal executive offices are located at 1101 N. Keller Rd., Suite G, Orlando, Florida 32810, and our telephone number is (407) 804-1000.

3

Growth Strategy

Our objective is to achieve a leadership position in our industry by pursuing the following key elements of our growth strategy:

Multi-market and Multi-product Approach. We intend to develop and manufacture laser systems for a variety of markets to reduce the financial impact that a downturn in any one market would have.

Accent on Developing Standard Systems for Specific Markets. We expect to increase sales through an industry recognized expertise in clearly defined markets with substantial sales demand such as rust removal equipment for the shipbuilding industry, laser de-contamination equipment for the nuclear industry and laser blasting cabinets for the general manufacturing industry.

Broaden Customer Relationships. We expect to develop a global diversified customer base in a variety of industries. We seek to differentiate ourselves from our competitors through superior product pricing, performance and service. We believe that a global presence and investments in application engineering and support will create competitive advantages in serving multinational and local companies.

New Product Development. We intend to target new applications early in the development cycle and drive adoption by leveraging our strong customer relationships, engineering expertise and competitive production costs.

Controlled Company Exemption

ICT Investments will control 60% of the voting power of our outstanding capital stock following this offering and will have the power to elect a majority of our directors. Pursuant to Nasdaq’s listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” As a controlled company, we may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements to have (i) a board comprised of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our shares are listed on Nasdaq, we will be required to comply with these standards and, depending on the independence determination with respect to our then-current directors, we may be required to add additional directors to our board to achieve such compliance within the applicable transition periods. We intend to comply with the Nasdaq corporate governance requirements for companies that are not controlled companies.

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THE OFFERING

Securities offered by us:

3,000,000 Units, each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock from the date of issuance until the fifth anniversary of such date at a price of $5.00 per share (100% of the per Unit public offering price). The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants underlying the Units are immediately separable upon issuance and will be issued separately in this offering.

Common stock outstanding before the offering: (1)	4,878,417 shares of common stock.
Common stock to be outstanding after the offering:

7,878,417 shares of common stock, assuming the issuance of 3,000,000 shares of common stock in connection with the offering of Units at an assumed public offering price of $5.00 per Unit. If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be 8,328,417.

Over-allotment option:	We have granted the underwriters a 45-day over-allotment option to purchase up to 450,000 additional Units at the public offering price, less underwriting discounts and commissions.
Description of warrants

Each warrant offered hereby is exercisable for one share of common stock at an exercise price of $5.00 per share (100% of the per Unit public offering price) subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. Each warrant will be exercisable immediately upon issuance and will expire five (5) years after the initial issuance date. The terms of the warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Direct Transfer, LLC, as the warrant agent. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. Direct Transfer, LLC shall serve as the warrant agent. For more information regarding the warrants included in the Units offered hereby, you should carefully read the section titled “Description of Securities-Warrants” in this prospectus.

Use of proceeds:

We estimate that our net proceeds from the sale of our common stock in this offering or $13,550,000, assuming an initial public offering price of $5.00 per Unit and after deducting underwriting discounts and commissions and estimated offering expenses. Such amount does not include any proceeds received upon exercise of the warrants and assumes that the underwriters’ over-allotment option will not be exercised. We intend to use the proceeds for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire complementary businesses, products, services, or technologies. However, we do not have agreements or commitments to enter into any acquisitions at this time. See the section titled “Use of Proceeds” for additional information.

Dividend Policy:

We declared a one-time cash dividend on our common stock for year-end December 31, 2021 in the amount of $310,280. In the future, we intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future.

Risk factors:

See the section titled “Risk Factors” beginning on page 11 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Trading symbol:	We have applied to have our common stock listed on Nasdaq under the symbol “LASE” and the warrants listed on Nasdaq under the symbol “LASEW”.
Lock-ups:

We and our directors and officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months after the date of this prospectus. See “Underwriting” beginning on page 88.

5

(1)

The number of shares of common stock that will be outstanding after this offering is based on 4,878,417 shares of common stock outstanding as of June 15, 2022, 3,000,000 shares to be issued in connection with the current offering, and excludes 1,666,667 shares reserved for future issuance under our 2019 Stock Incentive Plan (“2019 Plan”).

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options described above;

●	no exercise of the underwriters’ over-allotment option;

●	no exercise of the Representative’s warrants; and

●	no exercise of the warrants underlying the Units sold in this offering.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which awe refer to as the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;

●	No non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

●	Reduced disclosure of financial information in this prospectus, limited to two years of audited financial information and two years of selected financial information.

As a smaller reporting company, each of the foregoing exemptions is currently available to us. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission, or if we issue more than $1.0 billion of non-convertible debt over a three-year-period.

6

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	We have a limited operating history so there is a lack of historical data on which to determine whether we can be a commercially viable company.
●	We are competing in highly competitive market and to compete effectively we must be able to adapt to technology changes and to implement innovative technology applications.

●	ICT Investments owns a majority of our outstanding shares and will be able to exert significant control over matters subject to stockholder approval.

●

We depend on the U.S. Government for a portion of our business which we expect to increase and changes in government defense spending could have adverse consequences on our financial position, results of operations and business.

●	As a U.S. defense contractor, we are vulnerable to security threats and other disruptions that could negatively impact our business.

●	Our international business exposes us to geo-political and economic factors, regulatory requirements and other risks associated with doing business in foreign countries.

●	Current uncertainty in global economic conditions, including the COVID 19 pandemic, the Russia-Ukraine conflict and inflation, could adversely affect our revenue and business.

●	We are subject to cyber security risks and risks of data loss or other security breaches.

●

Our success may depend on our ability to obtain and protect the proprietary information on which we base our laser-based cleaning equipment. The patent application process is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them.

●	As a “controlled company” we may take advantage of certain corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq.

●	If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation could harm our business.

●

Some provisions of our certificate of incorporation and bylaws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

●	Our indemnification of our officers and directors may cause us to use corporate resources to the detriment of our stockholders.

●	Provisions in our certificate of incorporation and bylaws and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

●

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares. If we do not obtain or retain a listing on the Nasdaq Capital Market and if the price of our common stock is less than $5.00 per share, our common stock will be deemed a penny stock.

●	The warrants may not have any value.

●	An active trading market for our warrants may not develop.

●	Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire shares of our common stock.

●

Our initial stockholders paid an aggregate of $292,705, or approximately $0.06 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

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Summary Financial Information

The following summary financial and operating data set forth below should be read in conjunction with our financial statements, the notes thereto and the other information contained in this prospectus. The summary statement of operations data for the years ended December 31, 2021 and 2020 have been derived from our audited financial statements appearing elsewhere in this prospectus. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.  The financial data as of March 31, 2022 and 2021 has been derived from our unaudited financial statements and the related notes thereto, which are included elsewhere in this prospectus.

The following information should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our financial statements and related notes included elsewhere in this prospectus.

	Year Ended		Unaudited Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Statement of operations data:
Net Sales	$4,190,709	$2,154,777	$1,212,084	$976,025
Cost of Goods Sold	1,542,657	949,782	298,588	357,020
Gross Profit	2,648,051	1,204,995	913,496	619,005
Operating expenses	2,036,920	1,194,354	532,389	484,414
Income from operations	611,131	10,641	381,107	134,591
Interest expense	(49,351)	-	(4,408)	(16,241)
Gain on termination of lease	22,682	-	-	-
Income tax provision	(68)	-	-	(68)
Net income	$584,394	$10,641	$376,699	$118,282
Income per common share (1)	$.12	$-	$0.08	$0.02

(1)     Includes restatement of previous year for 1-for-6 reverse stock split of common stock that occurred December 2021.

	December 31,		Unaudited March 31,
Balance sheet data:	2021	2020	2022	2021
Cash	$615,749	$326,714	$466,513	$380,772
Total assets	$6,860,349	$7,484,742	$7,367,731	$7,139,490
Current liabilities	$392,431	$1,028,749	$850,347	$353,162
Total liabilities	$1,299,444	$2,198,122	$1,430,126	$1,670,826

	Year Ended		Unaudited Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Cash flows data:	(As Restated)	(As Restated)
Net cash provided by (used in) operating activities	$1,375,287	$(1,525,198)	$182,193	$(91,237)
Net cash provided by (used in) investing activities	(229,465)	(4,059,716)	(4,195)	(2,995)
Net cash provided by (used in) financing activities	(856,787)	5,911,628	(327,234)	148,291
Net change in cash and cash equivalents	$289,035	$326,714	$(149,236)	$54,059

	Year Ended		Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Other financial data (unaudited):
EBITDA(1)	$1,030,060	$129,732	$471,068	$238,241
Adjusted EBITDA(2)	$1,159,459	$259,131	$471,068	$238,241

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Summary Financial Information (continued)

In addition to providing financial measurements based on generally accepted accounting principles in the United States (“GAAP”), we provide the following additional financial metrics that are not prepared in accordance with GAAP (non-GAAP): EBITDA and adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other non-GAAP measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

(1)

EBITDA is a non-GAAP financial measure used by management, lenders, and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA, as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA also does not include changes in major working capital items, such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not necessarily a good indicator of a business’s cash flows. We use EBITDA for evaluating the relative underlying performance of our core operations and for planning purposes. We calculate EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

(2)

Adjusted EBITDA is defined as net income (loss) as reported in our consolidated statements of income excluding the impact of (i) interest expense; (ii) income tax provision; (iii) depreciation and amortization; (iv) stock-based compensation expense; (v) accretion of debt discounts; (vi) other income - forgiveness of Paycheck Protection Program loan; (vii) other financing costs; (viii) loss on extinguishment of debt; (ix) warrant inducement expense; (x) amortization of right-of-use assets; and (xi) change in fair value of derivative liabilities. Our Adjusted EBITDA measure eliminates potential differences in performance caused by variations in capital structures (affecting finance costs), tax positions, the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We also exclude certain one-time and non-cash costs. Our definition of Adjusted EBITDA may differ from similarly titled measures used by other companies, and any such differences could be material.

We believe EBITDA and Adjusted EBITDA are helpful for investors to better understand our underlying business operations. The following table adjusts Net Income to EBITDA and Adjusted EBITDA years ended December 31, 2021 and 2020 and for the unaudited three months ended March 31, 2022 and 2021, respectively:

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	Year Ended		Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Reconciliation of EBITDA:
Net Income	$584,394	$10,641	$376,699	$118,282
Add:
Interest expense	49,351	--	4,408	16,241
Taxes	68	--	--	68
Other	-	92,682	--	7,760
Depreciation & Amortization	396,247	26,409	89,961	95,890
EBITDA	$1,030,060	$129,732	$471,068	$238,241
Other adjustments	129,399	129,399	--	--
Adjusted EBITDA	$1,159,459	$259,131	$471,068	$238,241

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks related to our business and our industry

We have an extremely limited operating history.

With respect to the manufacturing and sale of laser-based cleaning equipment, we are currently a start-up company with limited historical sales of our laser-based cleaning products. There is no historical basis to make judgments on the capabilities associated with our enterprise, management and/or employee’s ability to produce a commercial product leading to a profitable company.

We may need to raise additional capital.

While we expect that the funds provided to us through this offering will meet our financing requirements for the next 18 months, if, in the future, we are not able to generate sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to allow us to continue to commercialize, market and sell our products. We cannot be certain that funding will be available on acceptable terms or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that may impact our ability to conduct business or return capital to investors. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly scale back, delay or discontinue the development and/or commercialization of our laser-based cleaning products, restrict our operations or obtain funds by entering into agreements on unattractive terms.

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our success will depend on investment in marketing resources and the successful implementation of our marketing plan. Our marketing plan may include attendance at trade shows and making private demonstrations, advertising and promotional materials and advertising campaigns in print and/or broadcast media. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

We have a large amount of intangible assets, and if these assets become impaired, our earnings would be adversely affected.

We have a substantial amount of intangible assets, representing approximately 46.2% of our total assets as of December 31, 2021 and 14.9% on a pro forma basis for giving effect to this offering. While we amortize our intangible assets, they may be subject to impairment testing. If we have any significant impairment to our intangible assets, it may have a material adverse effect on our reported financial results for the period in which the charge is taken and could result in a decrease in the market price of our common stock.

The Coronavirus pandemic could delay or eliminate current and future purchase orders for our laser-based cleaning equipment that could prevent us from achieving our business plan.

As the Covid-19 outbreak and the global response to it continue to evolve, our financial condition, liquidity, and future results of operations could be negatively affected We are currently involved in completing purchase orders for our laser-based cleaning equipment and will be attempting to obtain additional purchase orders from these customers and new customers. The Covid-19 outbreak could reduce or eliminate the demand for our equipment as a result of factory closures or slowdowns, disruption of supply lines, employee absences or government required travel restrictions and changes in demand for our equipment. As a consequence, our sales could be depressed and our business may fail if we are not able to make adjustments to the reduced cash flow or borrow money on acceptable terms.

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We may be unable to respond to rapid technology changes and innovative products.

In a constantly changing and innovative technology market with frequent new product introductions, enhancement and modifications, we may be forced to implement and develop new technologies into our products for anticipation of changing customer requirements that may significantly impact costs in order to retain or enhance our competitive position in existing and new markets.

There is intense competition in our market.

We face intense competition from other manufacturers of crystalline silicon laser modules, thin-film laser modules and solar thermal and concentrated fiber laser systems. By entering this sector, our management is aware that failure to compete with direct market leading companies and new entrants will affect overall business and the product. Therefore, if we are able to more quickly innovate and implement applications and technologies we will be able to offer better pricing and commercial business strategies management to businesses purchasing fiber laser systems. Competitive factors in this market are all related to product performance, price, customer service, training platforms, reputation, sales and marketing effectiveness, all factors on which we believe we can compete successfully but will need greater financial resources to do so.

Future acquisitions may be unsuccessful and may negatively affect operations and financial condition.

We plan to grow organically but opportunistically pursue potential acquisitions of complementary businesses. Should we acquire other companies, the integration of businesses, personnel, product lines and technologies can be difficult, time consuming and subject to significant risks. Any difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and decrease our revenue and results of operations.

If we are unable to hire additional personnel, we will have trouble growing our business.

Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business as we grow. Competition for qualified personnel is intense. As a result, we may be unable to attract and retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

●	the timing of sales of our products;

●	unexpected delays in introducing new products;

●	increased expenses, whether related to sales and marketing, or administration; and

●	costs related to anticipated acquisitions of complementary businesses.

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Our products may suffer defects.

Our products may suffer defects that may lead to substantial product liability, damage or warranty claims. Given our complex platforms and systems within our product, errors and defects may be related to flight and/or communications. Such an event could result in significant expenses arising from product liability and warranty claims, and reduce sales, which could have a material adverse effect on business, financial condition and results of operations.

We will need to increase the size of our organization, and we may experience difficulties in managing growth, which would hurt our financial performance.

We will need to expand our employee infrastructure for managerial, operational, financial and other resources in addition to employees hired from other companies which we may acquire. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

In order to manage our future growth, we will need to continue to improve our management, operational and financial controls and our reporting systems and procedures. All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. If we are unable to manage growth effectively, our business, financial condition and operating results could be adversely affected.

Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

The success of our business depends on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including sales professionals. Competition for personnel, particularly those with expertise in government consulting and a security clearance is high and identifying candidates with the appropriate qualifications can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate. In addition, our ability to recruit, hire and indirectly deploy former employees of the U.S. Government is subject to complex laws and regulations, which may serve as an impediment to our ability to attract such talent.

Our business is labor intensive and our success depends on our ability to attract, retain, train and motivate highly skilled employees, including employees who may become part of our organization in connection with our acquisitions. The increase in demand for consulting, technology integration and managed services has further increased the need for employees with specialized skills or significant experience in these areas. Our ability to expand our operations will be highly dependent on our ability to attract a sufficient number of highly skilled employees and to retain our employees and the employees of companies that we have acquired. We may not be successful in attracting and retaining enough employees to achieve our desired expansion or staffing plans. Furthermore, the industry turnover rates for these types of employees are high and we may not be successful in retaining, training or motivating our employees. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to accept new client engagements. Such inability may also force us to increase our hiring of independent contractors, which may increase our costs and reduce our profitability on client engagements. We must also devote substantial managerial and financial resources to monitoring and managing our workforce. Our future success will depend on our ability to manage the levels and related costs of our workforce.

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In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing contracts in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new contracts. Further, any increase in demand for personnel may result in higher costs, causing us to exceed the budget on a contract, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

Insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions, including those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to system failures, including network, software or hardware failures, whether caused by us, third-party service providers, cyber security threats, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

Our financial performance could be adversely affected by decreases in spending on technology products and services by our public sector customers.

Our sales to our public sector customers are impacted by government spending policies, budget priorities and revenue levels. An adverse change in government spending policies (including budget cuts at the federal level), budget priorities or revenue levels could cause our public sector customers to reduce their purchases or to terminate or not renew their contracts with us, which could adversely affect our business, results of operations or cash flows.

Our business could be adversely affected by the loss of certain vendor partner relationships and the availability of their products.

We purchase products from vendors on a global basis as components to include in our finished laser-based cleaning equipment. In the event we were to lose one of our significant vendor partners, our business could be adversely affected.

We expect to enter into joint ventures, teaming and other arrangements, and these activities involve risks and uncertainties.

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We expect to enter into joint ventures, teaming and other arrangements. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements.

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti-competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources. We are also focused on expanding our business in certain identified growth areas, such as energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

As a manufacturer of laser cleaning equipment our future success depends on our ability to effectively balance manufacturing production with market demand and reducing our manufacturing cost per watt.

Our ability to generate the profits we expect to achieve will depend, in part, on our ability to respond to market demand and add new manufacturing capacity in a cost-effective manner. In addition, we must continue to increase the efficiency of our manufacturing process to compete successfully and generate the returns to our stockholders, attract growth capital and a qualify for and maintain a listing on an exchange. Our failure to do so could threaten our long-term viability.

We depend on the U.S. Government for a portion of our business which we expect to increase and changes in government defense spending could have adverse consequences on our financial position, results of operations and business.

Approximately 22% of our U.S. revenues have been from sales and services rendered directly or indirectly to the U.S. Government which we expect to grow to 25% in the next 12 months. Our current contracts for the U.S. Army, Navy and the Air Force are defense related awards and our anticipated future revenues from the U.S. Government are expected to result from contracts awarded under various U.S. Government programs, primarily defense-related programs with the Department of Defense (DoD) and other departments and agencies. Cost cutting including through consolidation and elimination of duplicative organizations and insurance has become a major initiative for DoD. The funding of our programs is subject to the overall U.S. Government budget and appropriation decisions and processes which are driven by numerous factors, including geo-political events and macroeconomic conditions. The overall level of U.S. defense spending increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan. However, with the winding down of both wars, defense spending levels are becoming increasingly difficult to predict and are expected to be affected by numerous factors. Such factors include priorities of the presidential administration and the Congress, and the overall health of the U.S. and world economies and the state of governmental finances.

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The Budget Control Act of 2011 enacted 10-year discretionary spending caps which are expected to generate over $1 trillion in savings for the U.S. Government, a substantial portion of which comes from DoD baseline spending reductions. In addition, the Budget Control Act of 2011 provides for additional automatic spending cuts (referred to as “sequestration”) totaling $1.2 trillion over nine years. These reduction targets will further reduce DoD and other federal agency budgets. Although the Office of Management and Budget has provided guidance to agencies on implementing sequestration cuts, there remains much uncertainty about how exactly sequestration cuts will be implemented and the impact those cuts will have on contractors supporting the government. Given the potential impasse over raising the debt ceiling, we are not able to predict the impact of budget cuts, including sequestration, on our company or our financial results. However, we expect that budgetary constraints and concerns related to the national debt will continue to place downward pressure on DoD spending levels and that implementation of the automatic spending cuts without change will reduce, delay or cancel funding for certain of our contracts - particularly those with unobligated balances - and programs and could adversely impact our operations, financial results and growth prospects.

Significant reduction in defense spending could have long-term consequences for our size and structure. In addition, reduction in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition. In addition, we are involved in U.S. Government programs, which are classified by the U.S. Government and our ability to discuss these programs, including any risks and disputes and claims associated with and our performance under such programs, could be limited due to applicable security restrictions.

Our financial performance is dependent on our ability to perform on our current and future expected U.S. Government contracts, which are subject to termination for convenience, which could harm our financial performance.

We believe that our financial performance will be dependent on our performance under our existing U.S. Government contracts and contracts we may enter into with the U.S. Government in the future. Government customers have the right to cancel any contract for its convenience. An unanticipated termination of, or reduced purchases under, one of our major contracts whether due to lack of funding, for convenience or otherwise, or the occurrence of delays, cost overruns and product failures could adversely impact our results of operations and financial condition. If one of our U.S. Government contracts were terminated for convenience, we would generally be entitled to payments for our allowable costs and would receive some allowance for profit on the work performed. If one of our contracts were terminated for default, we would generally be entitled to payments for our work that has been accepted by the government. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor.

Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our current and anticipated U.S. Government contracts, disqualification from bidding on future U.S. Government contracts and suspension or debarment from U.S. Government contracting that could adversely affect our financial condition.

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We must comply with laws and regulations relating to the formation, administration and performance of our one existing and anticipated future U.S. Government contracts, which affect how we do business with our customers and may impose added costs on our business. U.S. Government contracts generally are subject to the Federal Acquisition Regulation (FAR), which sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. Government, department-specific regulations that implement or supplement DFAR, such as the DOD’s Defense Federal Acquisition Regulation Supplement (DFARS) and other applicable laws and regulations. We are also subject to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations; the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information, and our ability to provide compensation to certain former government officials; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval; and the U.S. Government Cost Accounting Standards, which impose accounting requirements that govern our right to reimbursement under certain cost-based U.S. Government contracts. These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, and audit requirements. A contractor’s failure to comply with these regulations and requirements could result in reductions to the value of contracts, contract modifications or termination, and the assessment of penalties and fines and lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. In addition, government contractors are also subject to routine audits and investigations by U.S. Government agencies such as the Defense Contract Audit Agency (DCAA) and Defense Contract Management Agency (DCMA). These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of and a contractor’s compliance with its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. During the term of any suspension or debarment by any U.S. Government agency, contractors can be prohibited from competing for or being awarded contracts by U.S. Government agencies. The termination of any of our significant Government contracts or the imposition of fines, damages, suspensions or debarment would adversely affect our business and financial condition.

The U.S. Government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

Our industry has experienced, and we expect it will continue to experience, significant changes to business practices as a result of an increased focus on affordability, efficiencies, and recovery of costs, among other items. U.S. Government agencies may face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. Government agencies, such as increased usage of fixed price contracts, multiple award contracts and small business set-aside contracts, could have adverse effects on government contractors, including us. Any of these changes could impair our ability to obtain new contracts or renew our existing contracts when those contracts are recompeted. Any new contracting requirements or procurement methods could be costly or administratively difficult for us to implement and could adversely affect our future revenues, profitability and prospects.

We may incur cost overruns as a result of fixed priced government contracts which would have a negative impact on our operations.

As we pursue additional U.S. Government contracts in addition to the one U.S. Government contract we now have for the U.S. Army, we expect to have to perform under fixed price contracts such as multi-award, multi-year IDIQ task order based contracts, which generally provide for fixed price schedules for products and services, have no pre-set delivery schedules, have very low minimum purchase requirements, are typically competed among multiple awardees and could force us to carry the burden of any cost overruns. Due to their nature, fixed-priced contracts inherently have more risk than cost reimbursable contracts. If we are unable to control costs or if our initial cost estimates are incorrect, we can lose money on these contracts. In addition, some of these fixed price contracts will likely have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would have a negative impact on our results of operations should we receive awards of such contracts. The U.S. Government has the right to enter into contracts with other suppliers, which may be competitive with our IDIQ contracts. We anticipate that it may also perform fixed priced contracts under which we agree to provide specific quantities of products and services over time for a fixed price. Since the price competition to win both IDIQ and fixed price contracts is intense and the costs of future contract performance cannot be predicted with certainty, there can be no assurance as to the profits, if any, that we will realize over the term of such contracts.

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Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

Misconduct could include fraud or other improper activities such as falsifying time or other records and violations of laws, including the Anti-Kickback Act. Other examples could include the failure to comply with our policies and procedures or with federal, state or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Any data loss or information security lapses resulting in the compromise of personal information or the improper use or disclosure of sensitive or classified information could result in claims, remediation costs, regulatory sanctions against us, loss of current and future contracts and serious harm to our reputation. Although we have implemented policies, procedures and controls to prevent and detect these activities, these precautions may not prevent all misconduct, and as a result, we could face unknown risks or losses. Our failure to comply with applicable laws or regulations or misconduct by any of our employees, subcontractors, agents or business partners could damage our reputation and subject us to fines and penalties, restitution or other damages, loss of security clearance, loss of current and future customer contracts and suspension or debarment from contracting with federal, state or local government agencies, any of which would adversely affect our business, reputation and our future results.

We may fail to obtain and maintain necessary security clearances, which may adversely affect our ability to perform on certain anticipated U.S. government contracts and depress our potential revenues.

Many U.S. Government programs require contractors to have security clearances. Depending on the level of required clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees are unable to obtain or retain necessary security clearances, we may not be able to win new business, and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we are not able to obtain and maintain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively rebid on expiring contracts, as well as lose existing contracts, which may adversely affect our operating results and inhibit the execution of our growth strategy.

Our future revenues and growth prospects could be adversely affected by our dependence on other contractors.

If other contractors with whom we have contractual relationships either as a prime contractor or subcontractor eliminate or reduce their work with us, or if the U.S. Government terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract our financial and business condition may be adversely affected. Companies that do not have access to U.S. Government contracts may perform services as our subcontractor and that exposure could enhance such companies’ prospect of securing a future position as a prime U.S. Government contractor which could increase competition for future contracts and impair our ability to perform on contracts.

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We may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of a subcontractor’s personnel or the subcontractor’s failure to comply with applicable law. Current uncertain economic conditions heighten the risk of financial stress of our subcontractors, which could adversely impact their ability to meet their contractual requirements to us. If any of our subcontractors fail to timely meet their contractual obligations or have regulatory compliance or other problems, our ability to fulfill our obligations as a prime contractor or higher tier subcontractor may be jeopardized. Significant losses could arise in future periods and subcontractor performance deficiencies could result in our termination for default. A termination for default could eliminate a revenue source, expose us to liability and have an adverse effect on our ability to compete for future contracts and task orders, especially if the customer is an agency of the U.S. Government.

Our international business exposes us to geo-political and economic factors, regulatory requirements and other risks associated with doing business in foreign countries.

We intend to engage in additional foreign operations which pose complex management, foreign currency, legal, tax and economic risks, which we may not adequately address. These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. Our international sales are subject to U.S. laws, regulations and policies, including the International Traffic in Arms Regulations (ITAR) and the Foreign Corrupt Practices Act (see below) and other export laws and regulations. Due to the nature of our products, we must first obtain licenses and authorizations from various U.S. Government agencies before we are permitted to sell our products outside of the U.S. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to sell products outside of the U.S. could negatively impact our results of operations and financial condition.

Our international sales are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. Government regulations, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in-country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs. As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively impact our results of operations and financial condition.

We are also subject to a number of other risks including:

•	the absence in some jurisdictions of effective laws to protect our intellectual property rights;
•	multiple and possibly overlapping and conflicting tax laws;
•	restrictions on movement of cash;
•	the burdens of complying with a variety of national and local laws;
•	political instability;
•	currency fluctuations;

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•	longer payment cycles;
•	restrictions on the import and export of certain technologies;
•	price controls or restrictions on exchange of foreign currencies; and
•	trade barriers.

Our international operations are subject to special U.S. government laws and regulations, such as the Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

Our international operations are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. We expect to have operations and deal with governmental customers in countries known to experience corruption, including certain countries in the Middle East and in the future, the Far East. Our activities in these countries could create the risk of unauthorized payments or offers of payments by one of our employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. We are also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work.

As a U.S. defense contractor, we are vulnerable to security threats and other disruptions that could negatively impact our business.

As a U.S. defense contractor, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical security. These types of events could disrupt our operations, require significant management attention and resources, and could negatively impact our reputation among our customers and the public, which could have a negative impact on our financial condition, results of operations and liquidity. We are continuously exposed to cyber-attacks and other security threats, including physical break-ins. Any electronic or physical break-in or other security breach or compromise may jeopardize security of information stored or transmitted through our information technology systems and networks. This could lead to disruptions in mission-critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. Although we have implemented policies, procedures and controls to protect against, detect and mitigate these threats, we face advanced and persistent attacks on our information systems and attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts include covertly introducing malware to our computers and networks and impersonating authorized users, among others, and may be perpetrated by well-funded organized crime or state sponsored efforts. We seek to detect and investigate all security incidents and to prevent their occurrence or recurrence. We continue to invest in and improve our threat protection, detection and mitigation policies, procedures and controls. In addition, we work with other companies in the industry and government participants on increased awareness and enhanced protections against cyber security threats. However, because of the evolving nature and sophistication of these security threats, which can be difficult to detect, there can be no assurance that our policies, procedures and controls have or will detect or prevent any of these threats and we cannot predict the full impact of any such past or future incident. Although we work cooperatively with our customers and other business partners to seek to minimize the impacts of cyber and other security threats, we must rely on the safeguards put in place by those entities. Any remedial costs or other liabilities related to cyber or other security threats may not be fully insured or indemnified by other means. Occurrence of any of these security threats could expose us to claims, contract terminations and damages and could adversely affect our reputation, ability to work on sensitive U.S. Government contracts, business operations and financial results.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Weak economic conditions sustained uncertainty about global economic conditions, concerns about future U.S. budgetary cuts, or a prolonged or further tightening of credit markets could cause our customers and potential customers to postpone or reduce spending on technology products or services or put downward pressure on prices, which could have an adverse effect on our business, results of operations or cash flows. In the event of extreme prolonged adverse market events, such as a global credit crisis, we could incur significant losses.

Global inflation has increased during 2022. The Russia Ukraine conflict and other geopolitical tensions, as well as the related international response, have exacerbated inflationary pressures, including causing increases in the price for goods and services and exacerbated global supply chain disruptions, which have resulted in, and may continue to result in, shortages in materials and services and related uncertainties. Such shortages have resulted in, and may continue to result in, cost increases for labor, fuel, materials and services, and could continue to cause costs to increase, and also result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or other negative economic factors or associated increases in our operating costs and how that may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit could decrease, and our financial condition and results of operations could be adversely affected.

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Risks Related to Our IP

Our success may depend on our ability to obtain and protect the proprietary information on which we base our laser-based cleaning equipment.

As we acquire companies with intellectual property (“IP”) that is important to the development of our laser cleaning products, we will need to:

•	obtain valid and enforceable patents;

•	protect trade secrets; and

•	operate without infringing upon the proprietary rights of others.

We will be able to protect our proprietary technology from unauthorized use by third parties only to the extent that such proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Any non-confidential disclosure to or misappropriation by third parties of our confidential or proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding our competitive position in our market.

The patent application process, also known as patent prosecution, is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims or inventorship. If we or our current licensors or licensees, or any future licensors or licensees, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If our current licensors or licensees, or any future licensors or licensees, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form or preparation of our patents or patent applications, such patents or applications may be invalid and unenforceable. Any of these outcomes could impair our ability to prevent competition from third parties, which may harm our business.

The patent applications that we may own or license may fail to result in issued patents in the United States or in other countries. Even if patents do issue on such patent applications, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. For example, U.S. patents can be challenged by any person before the new USPTO Patent Trial and Appeals Board at any time within the one year period following that person’s receipt of an allegation of infringement of the patents. Patents granted by the European Patent Office may be similarly opposed by any person within nine months from the publication of the grant. Similar proceedings are available in other jurisdictions, and in the United States, Europe and other jurisdictions third parties can raise questions of validity with a patent office even before a patent has granted. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to our product candidates is successfully challenged, then our ability to commercialize such product candidates could be negatively affected, and we may face unexpected competition that could harm our business. Further, if we encounter delays in our clinical trials, the period of time during which we or our collaborators could market our product candidates under patent protection would be reduced.

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The degree of future protection of our proprietary rights is uncertain. Patent protection may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we might not have been the first to invent or the first to file the inventions covered by each of our pending patent applications and issued patents;

•

others may be able to make, use, sell, offer to sell or import products that are similar to our products or product candidates but that are not covered by the claims of our patents; others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	the proprietary rights of others may have an adverse effect on our business;

•	any proprietary rights we do obtain may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

•	any patents we obtain or our in-licensed issued patents may not be valid or enforceable; or

•	we may not develop additional technologies or products that are patentable or suitable to maintain as trade secrets.

If we or our current licensors or licensees, or any future licensors or licensees, fail to prosecute, maintain and enforce patent protection for our product candidates, our ability to develop and commercialize our product candidates could be harmed and we might not be able to prevent competitors from making, using and selling competing products. This failure to properly protect the intellectual property rights relating to our product candidates could harm our business, financial condition and operating results. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

Even where laws provide protection, costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. If we or one of our collaborators were to initiate legal proceedings against a third party to enforce a patent covering the product candidate, the defendant could assert an affirmative defense or counterclaim that our patent is not infringed, invalid and/or unenforceable. In patent litigation in the United States, defendant defenses and counterclaims alleging non-infringement, invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, anticipation or obviousness, and lack of written description, definiteness or enablement. Patents may be unenforceable if someone connected with prosecution of the patent withheld material information from the USPTO, or made a misleading statement, during prosecution. The outcomes of proceedings involving assertions of invalidity and unenforceability are unpredictable. It is possible that prior art of which we and the patent examiner were unaware during prosecution exists, which would render our patents invalid. Moreover, it is also possible that prior art may exist that we are aware of, but that we do not believe are relevant to our current or future patents, that could nevertheless be determined to render our patents invalid. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability of our patents covering one of our product candidates, we would lose at least part, and perhaps all, of the patent protection on such product candidate. Such a loss of patent protection would harm our business. Moreover, our competitors could counterclaim in any suit to enforce our patents that we infringe their intellectual property. Furthermore, some of our competitors have substantially greater intellectual property portfolios, and resources, than we do.

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Our ability to stop third parties from using our technology or making, using, selling, offering to sell or importing our products is dependent upon the extent to which we have rights under valid and enforceable patents that cover these activities. If any patent we currently or in the future may own or license is deemed not infringed, invalid or unenforceable, it could impact our commercial success. We cannot predict the breadth of claims that may be issued from any patent applications we currently or may in the future own or license from third parties.

To the extent that consultants or key employees apply technological information independently developed by them or by others to our product candidates, disputes may arise as to who has the proprietary rights to such information and product candidates, and certain of such disputes may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their inventions and discoveries created during the scope of their work to our company. However, these consultants or key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors.

If we are unable to prevent disclosure of our trade secrets or other confidential information to third parties, our competitive position may be impaired.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. Our ability to stop third parties from obtaining the information or know-how necessary to make, use, sell, offer to sell or import our products or practice our technology is dependent in part upon the extent to which we prevent disclosure of the trade secrets that cover these activities. Trade secret rights can be lost through disclosure to third parties. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our trade secrets to third parties, resulting in loss of trade secret protection. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how, which would not constitute a violation of our trade secret rights. Enforcing a claim that a third party is engaged in the unlawful use of our trade secrets is expensive, difficult and time-consuming, and the outcome is unpredictable. In addition, recognition of rights in trade secrets and a willingness to enforce trade secrets differs in certain jurisdictions.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation could harm our business.

Our commercial success depends significantly on our ability to operate without infringing, violating or misappropriating the patents and other proprietary rights of third parties. Our own technologies we acquire or develop may infringe, violate or misappropriate the patents or other proprietary rights of third parties, or we may be subject to third-party claims of such infringement. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties, exist in the fields in which we are developing our product candidates. Because some patent applications may be maintained in secrecy until the patents are issued, because publication of patent applications is often delayed, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that we were the first to invent the technology or that others have not filed patent applications for technology covered by our pending applications. We may not be aware of patents that have already issued that a third party might assert are infringed by our product candidates. It is also possible that patents of which we are aware, but which we do not believe are relevant to our product candidates, could nevertheless be found to be infringed by our product candidates. Moreover, we may face patent infringement claims from non-practicing entities that have no relevant product revenue and against whom our own patent portfolio may thus have no deterrent effect. In the future, we may agree to indemnify our manufacturing partners against certain intellectual property claims brought by third parties.

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Intellectual property litigation involves many risks and uncertainties, and there is no assurance that we will prevail in any lawsuit brought against us. Third parties making claims against us for infringement, violation or misappropriation of their intellectual property rights may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Defense of these claims, regardless of their merit, would cause us to incur substantial expenses and, would be a substantial diversion of resources from our business. In the event of a successful claim of any such infringement, violation or misappropriation, we may need to obtain licenses from such third parties and we and our partners may be prevented from pursuing product development or commercialization and/or may be required to pay damages. We cannot be certain that any licenses required under such patents or proprietary rights would be made available to us, or that any offer to license would be made available to us on commercially reasonable terms. If we cannot obtain such licenses, we and our collaborators may be restricted or prevented from manufacturing and selling products employing our technology. These adverse results, if they occur, could adversely affect our business, results of operations and prospects, and the value of our shares.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

The defense and prosecution of contractual or intellectual property lawsuits, USPTO interference or derivation proceedings, European Patent Office oppositions and related legal and administrative proceedings in the United States, Europe and other countries, involve complex legal and factual questions. As a result, such proceedings may be costly and time-consuming to pursue and their outcome is uncertain.

Litigation may be necessary to:

•	protect and enforce our patents and any future patents issuing on our patent applications;

•	enforce or clarify the terms of the licenses we have granted or may be granted in the future;

•	protect and enforce trade secrets, know-how and other proprietary rights that we own or have licensed, or may license in the future; or

•	determine the enforceability, scope and validity of the proprietary rights of third parties and defend against alleged patent infringement.

Competitors may infringe our intellectual property. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. This can be expensive, particularly for a company of our size, and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied. An adverse determination of any litigation or other proceedings could put one or more of our patents at risk of being invalidated, interpreted narrowly, or amended such that they do not cover our product candidates. Moreover, such adverse determinations could put our patent applications at risk of not issuing or issuing with limited and potentially inadequate scope to cover our product candidates or to prevent others from marketing similar products.

Interference, derivation or other proceedings brought at the USPTO, may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or potential collaborators. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third parties. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, alone or with our licensors or potential collaborators, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings. In addition, during the course of this kind of litigation or proceedings, there could be public announcements of the results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

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Some of our competitors may be able to sustain the costs of patent-related disputes, including patent litigation, more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

We may not be able to enforce our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly in developing countries. Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Additionally, laws of some countries outside of the United States do not afford intellectual property protection to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property rights. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, if our ability to enforce our patents to stop infringing activities is inadequate. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and resources from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in major markets for our products, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our products. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate.

Risks Related to Investing in Our Common Stock

We are eligible to be treated as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (2) reduced disclosure obligations regarding executive compensation in this Form S-1 and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this Form S-1. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any September 30 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and/or warrants and our stock price and price for the warrants may be more volatile.

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Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS “Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies

Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

As a smaller reporting company, we are permitted to comply with scaled-back disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We have elected to adopt the accommodations available to smaller reporting companies. Until we cease to be a smaller reporting company, the scaled-back disclosure in our SEC filings will result in less information about our company being available than for other public companies.

If investors consider our common shares less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

The warrants underlying the Units may not have any value.

Each warrant underlying the Units will have an assumed exercise price equal to the offering price per Unit and will be exercisable from the date of issuance until the fifth anniversary of the issue date. The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The warrants may have an adverse effect on the market price of our common stock and make it more difficult to affect a business combination.

We will be issuing warrants to purchase shares of common stock as part of this offering. To the extent we issue shares of common stock to affect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the warrants are exercised, you may experience dilution to your holdings.

The warrants offered hereby designate the state and federal courts sitting in the City of New York, Borough of Manhattan as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants issued as part of the Unit, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our Company.

Our warrants provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant, including under the Securities Act, will be brought and enforced in the state and federal courts sitting in the City of New York, Borough of Manhattan, of the State of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Purchasers of the warrants waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant.

If any action, the subject matter of which is within the scope of the forum provisions of the warrant, is filed in a court other than the state and federal courts sitting in the City of New York, Borough of Manhattan, of the State of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York, Borough of Manhattan, in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.

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Our largest stockholder beneficially owns a significant number of shares of our common stock. That stockholder’s interests may conflict with other stockholders, who may be unable to influence management and exercise control over our business.

Following the consummation of this offering, our largest stockholder, ICT Investments, will own approximately 60 % of our shares of common stock. As a result, ICT Investments is able to: elect or defeat the election of our directors, amend or prevent amendment to our certificates of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the stockholders for vote. Accordingly, other stockholders may be unable to influence management and exercise control over our business.

Investors in this offering will experience substantial dilution.

  Our founders paid an original purchase price of $0.06 per founder share. Accordingly, investors will experience immediate and substantial dilution upon the purchase of our shares of common stock. In addition, an investor’s ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value (deficit) per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value as of March 31, 2022 was $2,828,150 or $0.58 per share. After giving effect to the sale and issuance by us of shares of our common stock in this offering, based on an assumed initial public offering price of $5.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriter’s option is not exercised, our pro forma as adjusted net tangible book value as of March 31, 2022 would have been $16,749,304, or $2.13 per share. This represents immediate dilution of $2.87 per share to investors purchasing shares of our common stock in this offering at the assumed initial public offering price.

In the future, we may issue additional authorized but previously unissued equity securities, such as we expect to do through this offering, resulting in the dilution of the ownership interests of our present stockholders. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock is currently traded.

Because we are a “controlled company” within the meaning of the Nasdaq listing rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of our directors is held by an individual, a group or another company, we will qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Following the consummation of this offering, ICT Investments will control approximately 60% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards, and we may elect to not comply with requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Because we are a “controlled company”, our stockholders may not have these corporate governance protections that are available to stockholders of companies that are not controlled companies. Notwithstanding our qualification as a “controlled company,” we intend to comply with the Nasdaq corporate governance requirements for companies that are not controlled companies. ICT Investments may also have its interest in us diluted as a result of future equity issuances or their own actions in selling shares of our common stock, in each case, which could result in a loss of the “controlled company” exemption under the Nasdaq listing rules. We would then be required to comply with those provisions of the Nasdaq listing requirements.

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We do not intend to pay cash dividends to our stockholders, so you will not receive any return on your investment in our Company prior to selling your interest in the Company.

We paid a one-time cash dividend for the year ended December 31, 2021 in the amount of $310,280. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future. If we determine that we will pay cash dividends to the holders of our common stock, we cannot assure that such cash dividends will be paid on a timely basis. The success of your investment in our Company will likely depend entirely upon any future appreciation. As a result, you will not receive any return on your investment prior to selling your shares in our Company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our Company.

Some provisions of our certificate of incorporation and bylaws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

Under our certificate of incorporation, our Board of Directors may issue additional shares of common or preferred stock. Our Board of Directors has the ability to authorize “blank check” preferred stock without future stockholder approval. This makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares and/or any other transaction that might otherwise be deemed to be in their best interests, and thereby protects the continuity of our management and limits an investor’s opportunity to profit by their investment in our business. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
•	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board of Directors, or
•	effecting an acquisition that might complicate or preclude the takeover.

Our indemnification of our officers and directors may cause us to use corporate resources to the detriment of our stockholders.

Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●

conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

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Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, remove current management or to be acquired by a third party.

Our bylaws require that, unless we consent in writing to the selection of an alternative forum, either (i) the Court of Chancery of the State of Delaware is to be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or our bylaws or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine or (ii) the federal district court in the State of Delaware will be the exclusive forum for a cause of action arising under the Securities Act and the Exchange Act. In addition, our bylaws could make it more difficult for a third party to acquire us or to remove current management through provisions that preclude cumulative voting in the election of directors and that allow our bylaws to be adopted, amended or repealed by our board of directors.

This exclusive forum provision will apply to other state and federal law claims including actions arising under the Securities Act (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act, and The Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Our Chief Executive Officer and Chief Financial Officer will need to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We may need to hire additional financial reporting, internal controls and other financial personnel in order to develop and implement appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal controls requirements of the Sarbanes-Oxley Act. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist and may in the future discover areas of our internal controls that need improvement.

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We restated our previously issued consolidated financial statements and as a result we identified a material weakness in our internal controls for financial reporting period ended December 31, 2021.

We determined that a restatement of our December 31, 2021 audited financial statements was required, after discussion with the Company’s management and independent registered public account firm BF Borgers, CPA PC, that the previously issued financial statements for year ended December 31, 2021 should no longer be relied upon due to the incorrect presentation of the Statement of Cash Flows, inconsistent with the requirements of ASC 230-10-45 and ASC 842-20-45-5.

As part of the restatement process, we have identified a material weakness in our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain effective internal controls could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our shares of common stock and other securities are listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

We have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

We have concluded that we have not maintained effective internal control over financial reporting through the years ended December 31, 2021 and December 31, 2020. Significant deficiencies and material weaknesses in our internal control could have a material adverse effect on us. Due to these deficiencies, there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We are working to remediate these deficiencies and material weaknesses. We are taking steps to enhance our internal control environment to establish and maintain effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance.

  A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information, and to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

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Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock (particularly following effectiveness of this Form S-1);
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to develop or acquire new or needed technologies;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock; and
•	any future sales of our common stock by our officers, directors and significant stockholders.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the Nasdaq Capital Market and if the price of our common stock is less than $5.00 per share, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and impair our ability to raise capital through the sale of shares.

Any substantial sale of stock by existing stockholders could depress the market value of our stock, thereby devaluing the market price and causing investors to risk losing all or part of their investment.

ICT Investments holds a large number of our outstanding shares. We can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the prevailing market price of our shares of common stock. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Federal Securities laws. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are based on current expectations, estimates, forecasts and projections about us, our future performance, our beliefs and management’s assumptions. They are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “confident,” “estimate,” “intend,” “predict,” “forecast,” “potential” or “continue” or the negative of such terms or other variations on these words or comparable terminology. These statements are only predictions, which may not occur due to known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks described in Risk Factors, important factors to consider and evaluate in such forward-looking statements include: (i) general economic conditions and changes in the external competitive market factors which might impact our results of operations; (ii) unanticipated working capital or other cash requirements including those created by our failure to adequately anticipate the costs associated with acquisitions and other critical activities; (iii) changes in our corporate strategy or an inability to execute its strategy due to unanticipated changes; and (iv) our the failure to complete any or all of the transactions described herein on the terms currently contemplated. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this Risk Factors discussion, there can be no assurance that the forward-looking statements contained in this prospectus will in fact transpire.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not undertake any duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or changes in our expectations.

EMERGING GROWTH COMPANY STATUS

We are and we will remain an “emerging growth company” as defined under the “JOBS Act until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act.

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As an “emerging growth company”, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies.

These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains statistical data, estimates, and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations and is inherently imprecise, and you are cautioned not to give undue weight to these estimates. The industry in which we operate, as well as projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate, are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus, that could cause results to differ materially from those expressed in these publications and reports.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of our Units in this offering will be approximately $13,550,000, or approximately $16,066,154 if the underwriters exercise their over-allotment option in full, based upon an assumed initial public offering price of $5.00 per Unit, consisting of $4.99 per share of common stock and $0.01 for each accompanying warrant, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the warrants. We will only receive additional proceeds from the exercise of the warrants issuable in connection with this offering if such warrants are exercised in exchange for cash at their assumed exercise price of $5.00 based on an assumed initial public offering price of $5.00 per Unit. We currently intend to use the net proceeds from our sale of common stock in this offering as follows: approximately $1.5 million for new product research and development, including development of a 4.0 kW laser blaster; approximately $1.5 million for existing product development, modernization and commercialization; approximately $2.0 million for development of international markets, including setting up distribution and subsidiaries in key target markets in Asia and the Middle East, approximately $3.0 million to expand our North American sales network and combine it with our direct sales personnel and distributors in all major metropolitan areas and industrial market hubs for shipbuilding, aerospace, automotive, military equipment repair and manufacturing, energy generation and nuclear decommissioning; approximately $2.0 million for the purchase of raw materials and component parts, such as laser pumps and optical components with long lead times; and approximately $3.7 million for working capital which will include $500,000 to engage a chief financial officer, a controller and additional accounting staff to address the ineffective controls and procedures set forth above in “Risk Factors” to allow a segregation of functions between the recording and reviewing of financial transactions by the Company.

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Unit would increase or decrease, as applicable, the net proceeds that we receive from this offering by approximately $2,800,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of Units offered by us would increase or decrease the net proceeds that we receive from this offering by approximately $4.6 million, assuming the assumed initial public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our financial flexibility, create a public market for our common stock, enable access to the public equity markets for our stockholders and us and increase our sales and marketing group.

We cannot specify with certainty the particular uses of the net proceeds that we will receive from this offering or the amounts we actually spend on the uses set forth above. Pending the use of proceeds from this offering as described above, we plan to invest the net proceeds that we receive in this offering in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. Our management will have broad discretion in the application of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds.

DIVIDEND POLICY

We paid a one-time cash dividend for the year ended December 31, 2021 in the amount of $310,280.  We currently intend to retain all available funds and any future earnings, if any, and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our Board of Directors may deem relevant.

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CAPITALIZATION

The following table sets forth cash, cash equivalents and marketable securities, as well as our capitalization, as of December 31, 2021 and March 31, 2022, as follows:

●	on an actual basis;

●

on a pro forma basis, giving effect to the sale and issuance by us of 3,000,000 Units in this offering, based on an assumed initial public offering price of $5.00 per Unit and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the actual initial public offering price and other final terms of this offering. You should read this table together with our consolidated financial statements and related notes, and the sections titled “Summary Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are included elsewhere in this prospectus.

	December 31, 2021	As of March 31, 2022
	Actual	Actual	Pro Forma

Cash	$615,749	$466,513	$13,921,154

Long Term Debt	907,013	$579,779	$579,779

Stockholders’ equity:
Preferred stock, $0.01 par value;10,000,000 shares authorized, no shares issued and outstanding, and pro forma	-	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized, and 4,878,417 shares issued and outstanding actual, and 7,878,417 shares issued and outstanding pro forma *	48,783	48,783	78,783

Additional paid-in capital *	5,242,832	5,242,832	18,762,832

Retained earnings	269,290	645,990	645,990

Total stockholders’ equity	5,560,905	5,937,605	19,487,605

Total capitalization	$6,467,918	$6,517,384	$20,067,384

* Assumes no exercise of the underwriters’ over-allotment option

If the underwriters’ option to purchase additional shares of our common stock from us were exercised in full, pro forma as adjusted cash, additional paid-in capital, total stockholders’ equity and shares of common stock issued and outstanding as of March 31, 2022, would be $16,066,154, $20,903,332, $21,632,605 and 8,328,417 shares, respectively.

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Unit would increase or decrease, as applicable, our cash, additional paid-in capital, and total stockholders’ equity by approximately $2.75 million assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us. Similarly, each increase or decrease of 1.0 million Units offered by us would increase or decrease, as applicable, our cash, additional paid-in capital, and total stockholders’ equity by approximately $4.58 million, assuming the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions payable by us.

The number of shares of common stock that will be outstanding after this offering excludes 1,666,667 shares of common stock reserved for future issuance under our 2019 Plan and excludes the shares issuable upon exercise of the underwriter warrants described in this offering.

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DILUTION

If you invest in our common stock and warrants in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our common stock that is part of each Unit and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma as adjusted net tangible book value per share of common stock immediately after completion of this offering.

Net tangible book value (deficit) per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value as of March 31, 2022 was $2,828,150 or $0.58 per share.

After giving effect to the (i) sale and issuance by us of shares of our common stock in this offering, based on an assumed initial public offering price of $5.00 per share (the per Unit offering price and attributing no value to the warrants included in the Units) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriter’s option is not exercised, our pro forma as adjusted net tangible book value as of March 31, 2022 would have been $16,749,304 or $2.13 per share. This represents an immediate increase in pro forma net tangible book value of $1.55 per share to our existing stockholders and immediate dilution of $2.87 per share to investors purchasing Units in this offering at the assumed initial public offering price. The following table illustrates this dilution:

Assumed initial public offering price per share	$5.00
Net tangible book value per share as of March 31, 2022	$0.58
Increase in pro forma net tangible book value per share attributable to new investors purchasing shares in this offering	1.55

Pro forma as adjusted net tangible book value per share immediately after this offering	2.13

Dilution per share to new investors in this offering	$2.87

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Unit (the per Unit offering price and attributing no value to the warrants included in the Units) would increase or decrease, as applicable, our pro forma as adjusted net tangible book value per share to new investors by approximately $0.59, and would increase or decrease, as applicable, dilution per share to new investors in this offering by approximately $0.59, assuming that the number of shares of our common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (and in all cases, attributing all value to the shares of common stock included in the Units and no value to the warrants). If the underwriters exercise their option to purchase additional shares of our common stock from us in full, the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering would be increased by $0.14 per share, and the dilution in pro forma net tangible book value per share to new investors in this offering would be $2.73 per share.

We may also increase or decrease the number of Units we are offering. A one million share increase in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase the pro forma as adjusted net tangible book value per share by $0.59 and decrease the dilution per share to investors participating in this offering by $0.59, assuming the assumed initial public offering price of $5.00 per share remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A one million share decrease in the number of Units offered by us, as set forth on the cover page of this prospectus, would decrease the pro forma as adjusted net tangible book value per share after this offering by $0.58 and increase the dilution per share to new investors participating in this offering by $0.58, assuming the assumed initial public offering price of $5.00 per share remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. sensitivity

The following table presents, on a pro forma as adjusted basis as of March 31, 2022, after giving effect to the new investors purchasing shares of our common stock in this offering with respect to the number of shares purchased from us, the total consideration paid or to be paid to us, which includes net proceeds received from the issuance of common stock, and the average price per share paid or to be paid to us at an assumed initial public offering price of $5.00 per share before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us:

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	Shares Purchase		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Share
			(in thousands)
Existing stockholders	4,878,417	62%	$293	2%	$0.06
New investors	3,000,000	38%	$15,000	98%	$5.00

Totals	7,878,417	100%	$15,293	100%	$1.94

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Unit would increase or decrease, as applicable, the total consideration paid by new investors and total consideration paid by all stockholders by approximately $2.75 million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions payable by us.

Except as otherwise indicated, the above discussion and tables assume no exercise of the underwriters’ option to purchase additional shares of common stock in this offering and/or warrants to purchase shares of common stock. If the underwriters exercise their option to purchase additional shares of common stock in full from us, our existing stockholders would own 59% and our new investors would own 41% of the total number of shares of our common stock outstanding upon the completion of this offering.

The number of shares of common stock that will be outstanding after this offering is based on 4,878,417 shares of our common stock outstanding as of March 31, 2022 and excludes 1,666,667 shares of common stock reserved for issuance under our 2019 Plan and, assuming all value of the Units is attributed to the shares of common stock included in the Units (and no value is attributed to the warrants included in the Units).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Financial and Other Data” and the financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis, including information with respect to our planned investments in our research and development, sales and marketing, and general and administrative functions, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Laser Photonics is a vertically integrated manufacturing company for photonics-based industrial products and solutions, including disruptive laser technologies. Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

We intend to stay ahead of the technology curve by researching and developing cutting edge products and technologies to provide a safer, cleaner, more efficient, and more environmentally-friendly alternative to inherently hazardous chemical and abrasives-based industrial surface-preparation and cleaning methods. Consequently, we have developed and standardized a line of laser cleaning equipment that we call CleanTech™. We believe that our CleanTech™ line of equipment represents a new approach to materials processing, surface preparation and industrial cleaning. Our line includes roughing, conditioning, and finishing lasers designed to replace most surface preparation and cleaning processes that traditionally have relied on harmful chemicals and hazardous media blasting techniques. The result is a safer way to achieve desired results in surface preparation. CleanTech™ is proven technology, and CleanTech™ products have been sold to and are currently in use by Fortune 1000 companies, and the U.S. military. CleanTech™ products have also been sold to several small businesses that are adopting the technology to provide cleaning serves as service bureaus to industry.”

Our success will depend on investment in marketing resources and the successful implementation of our marketing plan. Our marketing plan may include attendance at trade shows and making private demonstrations, advertising and promotional materials and advertising campaigns in print and/or broadcast media.

Factors affecting our performance

Effect of COVID-19 global pandemic. On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

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The full impact of the COVID-19 outbreak continues to evolve as of the date of this prospectus and cases of COVID-19 have recently spiked, both domestically and internationally. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations, but despite the recent increase of cases of COVID-19 and related shutdowns, there has not been any significant impact on our operations, supply chain, liquidity or capital resources. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2022.

Some of our suppliers from China are likely to decrease production due to factory closures or reduced operating hours in those facilities. While these disruptions may be temporary, continued disruption in the supply chain may lead to our delayed receipt of necessary raw materials, component inventory, and negatively impact sales in fiscal year 2022 and our overall liquidity.

Prolonged workforce disruptions, such as those experienced during the COVID-19 pandemic in 2021 can have a negative impact on business. A resurgence of COVID-19, or a similar new pandemic could impact our ability to deploy our workforce effectively, as well as our customers’ ability to experience in-person demonstrations, just as precautions such as travel restrictions, social distancing and shelter-in-place directives did in 2020, 2021, and continue in 2022. While expected to be temporary, any such disruption may negatively impact sales and our overall liquidity in fiscal year 2022.

The adverse economic effects of the COVID-19 outbreak are expected not to materially decrease demand for our products based on the restrictions in place by governments trying to curb the outbreak and changes in consumer behavior. However, this may lead to our not achieving our sales goals in fiscal year 2022 and our overall liquidity.

The COVID-19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which is expected to depress our asset values, including long-lived assets, intangible assets, etc.

Although we cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues, it may have a material adverse effect on our results of future operations, financial position, and liquidity in fiscal year 2022.

On April 27, 2020, we received a first draw loan in the amount of $198,750 pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act, and on March 26, 2021, we received a second draw loan from Axiom Bank, N.A., headquartered in Central Florida, in the amount of $198,750 pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The total aggregate amount of PPP Loans we received by June 30, 2021 was $397,500. Under the terms of the PPP, PPP loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. We intend to use the loan proceeds for purposes consistent with the PPP and anticipates that a majority of the loan amount will be forgiven, but no assurance can be given that we will not take actions that could cause us to be ineligible for forgiveness of some portion of the loan. The unforgiven portion of the loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months.  On April 29, 2022, we entered into a Forbearance Agreement with Axiom Bank regarding the one unpaid PPP loan totaling $203,458, comprised of the in the unpaid principal amount of $198,750, unpaid interest of $2,208 and $2,500 in attorneys’ fees and costs. Under the terms of the Forbearance Agreement, we paid $67,819 on April 30, 2022, $67,819 on May 31, 2022 and $67,819 on June 30, 2022.

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Investment in growth. We have invested, and intend to continue to invest, in expanding our operations, increasing our headcount, developing our products and services to support our growth and expanding our distribution and manufacturing infrastructure. We expect our total operating expenses to increase in the foreseeable future to meet our growth objectives. We plan to continue to invest in our sales and support operations with a particular focus in the near term of adding additional sales personnel to further broaden our support and coverage of our existing customer base, in addition to developing new customer relationships. Any investments we make in our sales and marketing organization will occur in advance of experiencing any benefits from such investments, and the return on these investments may be lower than we expect. In addition, as we invest in expanding our operations internationally, our business and results of operations will become further subject to the risks and challenges of international operations, including higher operating expenses and the impact of legal and regulatory developments outside the United States, including Import and Export Regulations.

Ability to Maintain Gross Margins. Our gross margins have been and are expected to continue to be affected by a variety of factors, including competition, the timing of changes in pricing, shipment volumes, new product introductions, changes in product mixes, changes in our purchase price of components and assembly and test service costs and inventory write downs, if any. We will strive to maintain gross profits for products that may have a declining average selling price as our goal by continuing to focus on increased sales volume while reducing our operating costs. Decreases in average selling prices are primarily driven by competition, and by reduced demand for products that face potential or actual technological obsolescence. We also focus on managing our inventory to reduce our overall exposure to price erosion. In addition, we seek to introduce new products and services with higher gross margins to offset the potential effect of price erosion on other lines of products. For example, we have recently productized and began marketing a new system which combines full compliance with the Americans with Disabilities Act with a multi-language capability - this system will have higher margins than a substantial number of existing products we offer.

Adding New Customers and Expanding Sales to Our Existing Customer Base. We intend to target new customers by continuing to invest in our field sales force. We also intend to continue to target large customers’ or organizations who have yet to use our products and services. A typical initial order involves educating prospective customers about the technical merits and capabilities and potential cost savings of our products and services as compared to our competitors’ products. We believe that customer references have been, and will continue to be, an important factor in winning new business. We expect that a substantial portion of our future sales will be sales to existing customers, including expansion of their product and service offerings, as we offer new products and services through the existing sales channel. Our business and results of operations will depend on our ability to continue to add new customers and sell additional products and services to our growing base of customers.

Results of Operations

Summary of Statements of Operations for the Years Ended December 31, 2021 and 2020 and March 31, 2022 and 2021:

	Year Ended		Unaudited Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Statement of operations data:
Net Sales	$4,190,709	$2,154,777	$1,212,084	$976,025
Cost of Goods Sold	1,542,658	949,782	298,588	357,020
Gross Profit	2,648,051	1,204,995	913,496	619,005
Operating expenses	2,036,920	1,194,354	532,389	484,414
Income from operations	611,131	10,641	381,107	134,591
Interest expense	(49,351)	-	(4,408)	(16,241)
Gain on termination of lease	22,682	-	-	-
Income tax provision	(68)	-	-	(68)
Net income	$584,394	$10,641	$376,699	$118,282
Income per common share (1)	$.12	$0	$0.08	$0.02

(1) Includes restatement of previous year for 1-for-6 reverse stock split of common stock that occurred December 2021.

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Revenue

Revenue was $4,190,709 for the year ended December 31, 2021, as compared to $2,154,777 for the comparable year ended December 31, 2020, an increase of $2,035,932. The revenue increase was due to increased sales for newly developed hi-power laser blasting system. Revenue was $1,212,084 for the quarter ended March 31, 2022, as compared to $976,025 for the comparable quarter ended March 31, 2021, an increase of $236,059.  We derive net sales primarily from the growth was driven by increasing demand for our products, partially offset by declines in average sales prices, the introduction of new products, including laser blasting systems and the development of new applications for our products. Our sales typically are made on a purchase order basis rather than through long-term purchase commitments. We entered into laser equipment sales agreements with customers for specific equipment based on purchase orders and our standard terms and conditions of sale. Our largest sales were to Detroit Diesel, Daimler, Dorner, Emerson, Allied Power Group for year ended December 31, 2021.

Gross Profit

For the year ended December 31, 2021, we reported gross profit in the amount of $2,648,051, or 63% of net sales, as compared to $1,204,995 gross profit, or 56% net sales, in the year ended December 31, 2020. For the quarter ended March 31, 2022, we reported gross profit in the amount of $913,496, or 75% of net sales, as compared to $619,005 gross profit, or 63% net sales, in the quarter ended March 31, 2021. Gross profit increased due to higher sales for periods ended December 31, 2021 and March 31, 2022 compared to periods ended December 31, 2020 and March 31, 2020, respectively. Gross profit is affected by numerous factors, including our module average selling prices, foreign exchange rates, the existence and effectiveness of subsidies and other economic incentives, competitive pressures, market demand, market mix, our manufacturing costs, product development costs, the effective utilization of our production facilities, and the ramp-up of production on new products. Our cost of goods sold includes the cost of raw materials and components for manufacturing laser systems. We are vertically integrated and currently manufacture all critical components for our products as well as assemble finished products. Our cost of goods sold does not include direct labor for the manufacturing, and manufacturing overhead such as engineering, equipment maintenance, quality and production control, and procurement costs. Cost of goods sold does not include depreciation of manufacturing plant and equipment and facility-related expenses.

Overall, we expect our cost of goods sold to continue to decrease over the next several years due to an increase in worldwide capacity in fiber laser parts and components, and availability of optical generators, an increase in unit output per production line, and more efficient absorption of fixed costs driven by economies of scale. This expected decrease in cost for laser technology would be partially offset during periods in which we underutilize manufacturing capacity.

Operating Expenses

Operating expenses for the year ended December 31, 2021 were $2,036,920 as compared to $1,194,354 for the year ended December 31, 2020. The increase of $842,566 in operating expenses is the result of increased sales from a full year of operations in 2021 compared to 2020 which increased assembly payroll costs.  The Company also incurred increased costs of compliance in 2021 for accounting, audit and legal associated with the transition to a public company.  Operating expenses for the quarter ended March 31, 2022 were $532,389 as compared to $484,414 for the quarter ended March 31, 2021. The increase of $47,975 in operating expenses is driven by increased G&A expenses.  Our operating expenses consisted primarily of payroll-related costs, insurance premiums and fees, allocated facilities costs, and outside legal and professional fees. The following table summarizes the significant changes in operating expenses for the years ended December 31, 2021 and 2020 and quarters ended March 31, 2022 and 2021:

	Year Ended		Unaudited Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Operating Expenses:
Payroll Expenses	$1,095,524	$767,879	$252,897	$253,560
Rent Expense	173,968	172,646	45,289	43,133
Depreciation Expense	160,117	26,409	89,961	98,640
G&A Expense	356,580	227,420	144,242	89,081
Total Operating Expenses	2,036,920	1,194,354	532,389	484,414

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We expect selling expenses to increase in the near term to support the planned growth of our business as we expand our sales and marketing efforts. Over time, we expect selling, general and administrative expense to decline as a percentage of net sales as our net sales increase.

Net Income

Net income for the year ended December 31, 2021, was $584,394, or earnings per share of $0.12, as compared to a net income of $10,641, or earnings per share of $0.00, for the year ended December 31, 2020.  Net income for the quarter ended March 31, 2022, was $376,699, or earnings per share of $0.08, as compared to a net income of $118,282, or earnings per share of $0.02, for the quarter ended March 31, 2021, with shares reflecting impact of 1-for-6 reverse stock split in December 2021.

Inflation did not have a material impact on our operations for the applicable period, and we do not expect inflation to have a material impact on our operations for the foreseeable future. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on our results of operations.

Net Income per Share

Basic earnings(loss) per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in our earnings (loss). Diluted earnings(loss) per share is computed by dividing the earnings/loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

	Year Ended		Unaudited Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Net Income	$584,394	$10,641	$376,699	$118,282
Net Income per share	0.12	0.00	0.08	0.02
Weighted average shares(1)	4,878,417	4,434,869	4,878,417	4,878,417

(1) Includes restatement of year end 2020 for 1-for-6 reverse stock split of common stock that occurred December 2021.

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Liquidity and Capital Resources

For the years ended December 31, 2021 and 2020, and the quarters ended March 31, 2022 and 2021, liquidity activity is shown in the table below.  The following is a summary of the Company’s cash flows provided by (used in) operating, investing and financing activities:

	Year Ended		Unaudited Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
	(As Restated)	(As Restated)
Net cash provided by (used in) operating activities	$1,375,287	$1,525,198	$182,193	$(91,237)
Net cash provided by (used in) investing activities	(229,465)	(4,059,716)	(4,195)	(2,995)
Net cash provided by (used in) financing activities	(856,787)	5,911,628	(327,234)	148,291
Net change in cash and cash equivalents	289,035	326,714	(149,236)	54,059
Cash at end of period	615,749	326,714	466,513	380,772

As of December 31, 2021, the Company had $2,494,066 in current assets, comprised of $615,749 in cash, $84,365 in accounts receivable, $1,790,952 in inventory, and $3,000 in other assets compared to $3,255,136 in current assets, comprised of $326,714 in cash, $756,095 in accounts receivable and $2,172,327 in inventory, at December 31, 2020. Current liabilities on December 31, 2021, totaled $392,431 compared to $1,028,749 at December 31, 2020. As a result, on December 31, 2021, the Company had $2,101,635 in total working capital in comparison to $2,226,387 at December 31, 2020.

As of the quarter ended March 31, 2022, the Company had $3,128,096 in current assets, comprised of $466,513 in cash, $737,555 in accounts receivable, and $1,924,028 in inventory compared to $2,987,201 in current assets, comprised of $380,772 in cash, $618,131 in accounts receivable and $1,988,298 in inventory, on March 31, 2021.  Current liabilities as of March 31, 2022 totaled $850,347 compared to $353,162 at March 31, 2021. Increased current assets and liabilities were a result of increased sales for the quarter ended March 31, 2022, compared to March 31, 2021.  On March 31, 2022 the Company had $2,277,749 in total working capital in comparison to $2,6,34,039 as of March 31, 2021.

	Year Ended		Unaudited Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
Cash and Cash Equivalents	$615,749	$326,714	$466,513	$380,772
Working Capital(excluding cash and cash equivalents)	1,485,886	1,899,673	1,811,236	2,253,267
Total Working Capital	2,101,635	2,226,387	2,277,749	2,634,039

If we require financing for growth and cannot raise funds through a private placement of our equity or debt securities, or secure a loan, we would be required to operate at a moderate level to sustain operation. Unless we are able to increase our sales, we must raise cash to implement our strategy to grow and expand in accordance with our business plan.

We anticipate our short-term liquidity needs to be approximately $4.5 million which will be used to increase our sales staff and manufacturing capacity. Since we expect net income of approximately $1.0 million for the year ending December 31, 2022, we will need to raise $3.5 million to cover cash we expect to use for operating activities. To meet these financial needs, we intend to seek debt or equity financing, including proceeds from this offering. Once this is completed, and we implement our sales and marketing plan to sell our laser cleaning products, we anticipate minimal long-term liquidity needs, which we expect to meet through short-term borrowings or equity financing.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time our management has to implement our business plan and may delay our anticipated growth plans. We anticipate over the next 12 months the cost of being a reporting public company will be approximately $650,000.

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In January 2020, we issued a promissory note to ICT Investments in the principal amount of $439,990 bearing 6% annual interest with a maturity date of January 31, 2023. This note provided for prepayment, in whole or in part, without penalty. As of December 31, 2021, we had prepaid this note in full., the loan had no outstanding balance.

In October 2020, we issued a second promissory to ICT Investments in the principal amount of $745,438 bearing 6% annual interest with a maturity date of December 31, 2023. This note provided for prepayment, in whole or in part, without penalty. As of December 31, 2021, the unpaid principal amount of the note was $261,684.  As of March 31, 2022, we had prepaid this note in full.

Lease Liability

We are leasing our manufacturing facility from the landlord with monthly payments and recording those expenses as rent expense. On September 30, 2021, we entered into a lease agreement for 18,000 square feet of manufacturing space on a three-year basis at a cost of $15,096 per month. Our facility is currently equipped with three of our latest advanced laser cleaning demonstration models. It has a materials stock room, ramp and high dock in the warehouse with loading and moving equipment. It also has a machine shop, electronic assembly and equipment assembly area.

As of December 31, 2021 and March 31, 2022, the amount of the recorded lease liability less the current portion was $328,001.

We adopted ASU 2016-02 effective as of January 1, 2020, utilizing the cumulative-effect adjustment transition method of adoption, which resulted in the recognition on our balance sheet as of December 31, 2021, of $499,758 of right-of-use assets for operating leases, of which $171,757 represents current operating lease liability.

The maturity date of our facility operating lease is November 1, 2024.

Year Ending December 31,	Operating leases
2022	$174,748
2023	$179,990
2024	$135,983

Quantitative and Qualitative Disclosures About Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

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Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. As of December 31, 2021 and March 31, 2022, we did not have any off-balance sheet arrangements.

Legal Proceedings

We expect from time to time to be the subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. As of the date of this prospectus, we were not a subject to any legal threats, proceedings or lawsuits of any nature.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not our historical experience.

Revenue Recognition -- Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. We only apply the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Refunds and returns, which are minimal, are recorded as a reduction of revenue. Payments received by customers prior to our satisfying the above criteria are recorded as unearned income in the combined balance sheets. All revenues were reported net of any sales discounts or taxes.

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Inventory - Inventory is stated at the lower of cost (first-in, first-out method) or market value. Inventory includes parts and components that may be specialized in nature and subject to rapid obsolescence. We maintain a reserve for excess or obsolete inventory items. Inventories are written off and charged to cost of goods sold when identified as excess or obsolete. If future sales differ from these forecasts, the valuation of excess and obsolete inventory may change and additional inventory provisions may be required. Because of our vertical integration, a significant or sudden decrease in sales could result in a significant change in the estimates of excess or obsolete inventory valuation. On December 31, 2021, we recorded $292,268 in Inventory Obsolescence.

Warranty - We maintain an accrual for warranty claims for units sold that are subject to warranty.

Income Taxes and Deferred Taxes - Our annual tax rate is based on our income, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate.

Goodwill and Long-lived assets impairments. We review our intangible assets and property, plant and equipment for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. We perform our annual goodwill impairment review as of the first day of our fourth quarter, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

Recent Accounting Pronouncements

The Company evaluates all Accounting Standard Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) for consideration of their applicability.  ASUs not included in our disclosures were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740):  Simplifying the Accounting for Income Taxes.  The guidance removes certain exceptions for recognizing deferred taxes for equity method investments, performing intra period allocation, and calculating income taxes in interim periods.  The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for goodwill and allocating taxes to members of a consolidated group, among others.  The guidance is effective for interim and annual reporting periods beginning after December 15, 2020.  Early adoption of this standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued.  The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively.  We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU No. 2018-11, Leases (Topic 842): Targeted Improvements was issued by the FASB in July 2018 and allows for a cumulative-effect adjustment transition method of adoption. The new guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those years.

We adopted ASU 2016-02 effective as of January 1, 2020 utilizing the cumulative-effect adjustment transition method of adoption, which resulted in the recognition on our balance sheet of $282,565 of right-of-use assets for operating leases.

The adoption of ASU 2016-02 also required us to include any initial direct costs, which are incremental costs that would not have been incurred had the lease not been obtained, in the right-of-use assets. The recognition of these costs in connection with our adoption of this guidance did not have a material impact on our financial statements.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to our current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). We adopted this pronouncement commencing with the year ended December 31, 2019.

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In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation - Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

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BUSINESS

Company Overview

We are pioneering a new generation of laser blasting technologies focused on disrupting the sandblasting and abrasives blasting markets. We offer a full portfolio of integrated laser blasting solutions for corrosion control, rust removal, de-coating, pre and post-welding, laser cleaning and surface conditioning. Our solutions span use cases throughout product lifecycles, from product fabrication to maintenance and repair, as well as aftermarket operations. Our laser blasting solutions are applicable in every industry dealing with materials processing, including automotive, aerospace, healthcare, consumer products, shipbuilding, aerospace, heavy industry, machine manufacturing, nuclear maintenance and de-commissioning and surface coating.

We believe that our laser cleaning technology, which we refer to as Laser Blasting™, is one of the most exciting and transformational innovations of our time. It has the capacity to change the way society combats corrosion, nuclear contamination (transmutation), material surface preparation, rust removal, equipment and engine maintenance and repair, as well as myriad number of other industrial processes, currently employing unhealthy, dangerous, and environmentally hazardous old technologies. Our mission is to make laser blasting accessible to operation personnel in every industry involved in any type of material treatment. In doing so, we believe we will empower businesses to adopt radical new approach to design, produce, maintain and repair equipment utilizing cleaner, safer, energy efficient and more cost-effective laser-based technologies to outcompete and outperform competitors using obsolete 19th century technologies. With our state-of-the-art technology, small service companies working in high-growth industries can achieve superior financial results that will propel future global economic growth.

At this moment, “do no harm” corporate social responsibility initiatives have combined with legislative and social initiatives to safeguard the health of workers, while protecting the environment, and lowering carbon emissions. In the case of the world’s largest single market for industrial laser cleaning-the United States-legislative and regulatory crackdown on the use of abrasives blasting, coupled with official government policy requiring government agencies to Buy American products whenever possible are barriers to entry for most companies trying to compete in the industrial laser cleaning equipment market.

By introducing our cleaner, safer, energy efficient, and more cost-effective laser-based technologies to replace antiquated hazard-prone abrasives blasting methods-sandblasting, abrasive blasting, grinding, chemical etching and the use of toxic chemical solvents-we believe that we are positioned with the right technology, at the right time, and in the right place to provide the solution that will disrupt the abrasives blasting industry.

In contrast to abrasive cleaning, laser cleaning is a non-contact and non-abrasive process to remove contaminants or impurities on the surface of metals by physically removing the upper layer of the substrate using laser irradiation and where a desired depth can be achieved with a high degree of accuracy and throughput. We expect to introduce the new laser-based transmutation process into maintenance and decommissioning of nuclear facilities, as studies have shown that metal surfaces in those facilities have been exposed to radiation and that the radioactivity is primarily located in the oxide layer. Accordingly, we propose to develop the decontamination of metallic surfaces by laser ablation which consists of ejecting surface contamination using high energy pulses and trapping ablated matter (the impurities removed from the metal’s surface) in a filter to avoid its release into the environment. We believe that laser cleaning has many advantages over abrasive cleaning methods such as the minimization of secondary waste, the absence of effluents and the reduction of the exposure of workers to toxic waste through automation of the cleaning process.

Our potential to capitalize on this significant opportunity set is rooted in our deep experience in, and our commitment to, research and development. Our engineering efforts are led by a team of world-renowned experts in advanced manufacturing, material science and engineering. Our in-house R&D team is led by Igor Vodopiyanov, a PhD particle physicist who served as a lead subject matter expert at the CERN Large Hadron Collider, and who managed the Hadron Calorimeter Calibration and Condition Group of the CMS Collaboration, members of the particle physics community from across the globe in a quest to advance humanity’s knowledge of the very basic laws of our Universe.

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Our announced laser blasting solutions are as follows:

Handheld Laser Blasting™: We offer the widest line of Class IV handheld laser blasting equipment in the world, from 20W (watt) to 3000W system, including the world’s most powerful production Laser Blaster™ on the market-the Jobsite 2000-to the even more powerful JobSite 3000 which debuts at Aviation Week’s MRO Americas 21 trade show at the end of April 2021. We have under development our most powerful laser blasting equipment, our 4000W handheld system.

Handheld Laser Blasting™: We offer the widest line of Class IV handheld laser blasting equipment in the world, from 20W (watt) to 3000W system, including the world’s most powerful production Laser Blaster™ on the market-the Jobsite 2000-to the even more powerful JobSite 3000 which debuted at Aviation Week’s MRO Americas 21 trade show in April 2021. We have under development our most powerful laser blasting equipment, our 4000W handheld system.

Class I Laser Blasting Systems: Our Mega Center and Titan lines of Class I Laser Blasting Systems are designed with mass production in mind. These production line-capable systems are designed with automation control and automated materials-loading capabilities to allow for maximum throughput on assembly lines for high production/high precision environments.

Robotic Laser Blasting Cells with AI: Robots are intended to lighten the workload for us humans. We achieve this with user programmable AI (UPAI) driving our C-Robots. Line workers can quickly and easily program these precision robots to complete complex and repetitive tasks in high throughput production environments.

We initiated our sales effort in December 2019. By December 31, 2020 we had gross sales of $3,244,186 and net sales of $2,154,777. We sell our products globally to end users, and principally to Fortune 1000 companies, as well as to agencies of the U.S. Government.

Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

We market our products globally through our direct sales force located in the United States and a few sales representatives located in Europe, Japan and South Asia.

We have an exclusive license agreement with ICT Investments. Under the terms of the exclusive license agreement, we have a perpetual, worldwide, exclusive license to sell the Laser Photonics™ branded equipment for laser cleaning and rust removal. Through our affiliation with ICT, its portfolio companies and their customers, we have instant access to more than 1,500 high profile Fortune 5000 customer prospects as well as recognition as a global leader in manufacturing premium laser equipment. In addition, through the expertise and reputation of our officers, Board members and advisors, we have the foundation of our technologically advanced, disruptive laser systems specifically suited for most material processes with specific cleaning requirements and challenges.

At our core, we are a company of innovators. We are led by visionary technologists and a team of proven leaders with experience bringing emerging technologies to market across the hardware, materials and software sectors. We believe that our technologies have the potential to empower engineers and designers to adopt laser blasting as the only known alternative to sand blasting and to drive new application discovery as well as to provide manufacturers with reliable and high-performance solutions that will facilitate their production capabilities and maintenance, repair and operations (“MRO”).

Our principal executive offices are located at 1101 N. Keller Rd., Suite G, Orlando, Florida 32810, and our telephone number is (407) 804-1000.

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Our Market

Our market encompasses the industrial de-painting, surface preparation, coating and corrosion control space. This includes media blasting or sandblasting, dry ice blasting and laser cleaning or laser blasting. According to Global Market Insights, the laser cleaning market value was estimated at $9 billion in 2021 and projected to be $12 billion by 2025, which includes laser cleaning for maintenance repair operations. Market growth is driven by the increasing demand for robotic cleaning technology, growth in the automotive industry, as well as demand in construction and metalworking industries.

In addition, we see the greatest opportunity for growth in the disruption of the global abrasives blasting media and equipment markets, cumulatively worth $46 billion. Media blasting is used in nearly every heavy industry, but for health, environmental and safety reasons, media blasting is being regulated into obsolescence. A safer alternative, albeit not without risks, is dry ice blasting. It is expensive to operate, and like media blasting, it is prone to equipment failure.

In light of the regulatory pressures on media blasting and the higher costs of both media blasting and dry ice blasting, we believe that efficient laser cleaning or laser blasting will disrupt the blast cleaning market and emerge as the clean, efficient and low cost alternative blast cleaning method.

We offer the latest generation of laser material processing equipment for a variety of industrial markets and applications, including for defense, space exploration, aerospace, automotive, medical, industrial, electronic and agriculture markets.

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The following graphic shows how our laser ablation equipment functions:

We believe that the laser cleaning equipment market has even a greater potential for growth in light of the size of the $10 billion abrasive cleaning market, and the ancillary $1 billion sandblasting media market, which are being pressured into obsolescence from regulatory agencies and the demands of labor tasked with cleaning industrial equipment. These market pressures, driven by health, safety and environmental concerns, are accelerating the replacement of abrasive blasting and laser cleaning is emerging as the safe, clean, efficient and affordable alternative.

The growth of the laser cleaning market is attributable to the benefits it provides over traditional cleaning methods, such as abrasive media blasting, dry-ice blasting, and chemical cleaning processes, all of which are inherently hazardous to the health of workers, as well as to the environment since they generate a considerable amount of potentially harmful waste.

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Our laser cleaning equipment also facilitates our customers’ compliance with the Occupational Safety and Health Administration (OSHA) and the Environmental Protection Agency (EPA) regulations to protect the health of workers using conventional abrasive blasting equipment. The current OSHA permissible exposure limit (PEL) for respirable crystalline silica (quartz) is 100µg/m3 as an 8-hour time-weighted average (TWA).

All of our Class I product enclosures are built and labeled to meet or exceed the guidelines established by the Food and Drug Administration’s (FDA) Center for Devices and Radiological Health (CDRH) that regulates the manufacture of radiation emitting electronic products. The CDRH does not issue certificates of compliance. Instead, the CDRH relies on a system of self-certification. That certification of compliance is based on a prescribed testing program that ensures that safety standards have been met. In accordance with HHS Publication FDA 86-8260, COMPLIANCE GUIDE FOR LASER PRODUCTS, we follow the FDA CDRH published reporting guidelines for the testing and certification of laser products. This includes submitting required reports to CDRH, including Annual Reports summarizing required records, including product names, model numbers, and lasers medium or wavelengths. In compliance with CDRH guidelines, we maintain records of each product produced and sold.

Our Market Opportunity

We believe that the laser cleaning equipment market has even a greater potential for growth in light of the size of the $10 billion abrasive cleaning market, and the ancillary $1 billion sandblasting media market, which are being pressured into obsolescence from U.S. regulatory agencies and the demands of the labor force. Just one of the global markets - the MRO industry, had a total market value in 2021 of $150.64 billion with revenue forecast in 2028 of $178.85 billion, of which total Pentagon annual spending on corrosion control alone is forecast to be $22 billion.

The North America MRO distribution market size was valued at $142.65 billion in 2020 and is expected to grow at a compound annual growth rate (CAGR) of 2.9% from 2021 to 2028 according to a new report by Grand View Research, Inc. Various initiatives by manufacturers to attain optimum efficiency are expected to drive market growth over the forecast period. MRO distribution is one of the critical components of the industry, which is necessary to eliminate downtime. As a result, industries initiate multiple scheduled and preventive maintenance processes. Industries, where supply activities have little direct accountability, might be driven by stock-outs rather than to any overarching supply chain plan.

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Of the anticipated $178.85 billion MRO market in North America in 2028, $46 billion is spent on corrosion control using media blasting and chemical processes that are under regulatory and market pressures to be phased out because of their known harmful effects on workers and the environment. These pressures, driven by health, safety and environmental concerns, are accelerating the replacement of abrasive blasting and laser cleaning is emerging as the safe, clean, efficient and affordable alternative.

Our business is disruptive and in the very beginning of its lifespan and expansion. We have a unique opportunity to displace abrasives and dry-ice blasting with an accepted and readily adopted alternative. We believe that we have taken very effective actions to develop and offer to the market the broadest range of laser cleaning and blasting equipment in the very beginning of the unfolding of this market opportunity. We believe that we will be rewarded for this strategy through explosive growth of sales, together with the expansion of the market in accordance with the wide acceptance of the laser blasting as a new industry standard.

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Industry Background

Conventional sandblasting processes have numerous shortcomings. For this reason, the abrasives blasting (sandblasting) market in North America is under extreme pressure to phase out the nineteenth-century sandblasting method of industrial cleaning to safeguard both workers and the environment. In 2019 alone there were 2,500 violations of respirator protection which were included in OSHA’s top ten violations. Government regulators (EPA, FDA and OSHA) all recognize the term “silica” refers broadly to the mineral compound silicon dioxide (SiO2), which can be crystalline or amorphous in molecular structure. The Silica standards apply only to crystalline silica - not amorphous silica. Quartz is the most common form of crystalline silica, and cristobalite is also sometimes encountered in the workplace. OSHA’s focus was on the issues related to the inhalation of respirable dust, which is generally defined as particles that are capable of reaching the pulmonary region of the lung (i.e., particles less than 10 microns (µm) in aerodynamic diameter), in the form of either quartz or cristobalite. Exposure to crystalline forms of silica is associated with a number of health effects, including silicosis derived from the use of abrasive sand blasting are severely curtailing media blasting activities. They are quick to levy hefty fines for non-compliance.

Crystalline Silica dust has been identified by the EPA as a human lung carcinogen. In reaction to the greater awareness of its dangers, OSHA has targeted silica sand blasting as a primary, yet preventable, source for silicosis disease. Their efforts at enforcement of current regulations, as well as new, and tighter laws, mean any contractor attempting to use silica-based media (sand) will be targeted. Accordingly, the use of “sand” blasting has declined over the years. Now, with OSHA’s new standard looming, those that are still relying on this technology are scrambling to find alternatives that meet these new particulate limits. Recently, Levi Strauss & Co. and H&M announced a global ban on sandblasting in all of their product lines, across all of their brands. In addition, some countries, such as the United Kingdom, and major cities, including Victoria, Canada and Queensland, Australia, have banned abrasive sandblasting.

For centuries, the techniques and equipment used for surface cleaning or renewal in industrial applications have remained the same. The demand for improvements, however, has grown dramatically in recent years. Laser technology is now replacing conventional abrasive and chemical processes in many applications, such as rust removal, depainting, degreasing, activation, restoration, pre-/post-welding joint cleaning, surface preparation, decontamination, and rejuvenation. As a cleaning technique, lasers are increasingly popular because they are precise, controllable, and efficient, and they generate low waste. Additionally, low waste and high efficiency are the primary reasons that laser cleaning is now considered the “greenest” or most environmentally friendly approach to surface cleaning. The only waste created is dust particles, which can be easily collected and removed.

Our Growth Strategy

Our strategy is to expand our product offerings with a focus on integrated solutions that make laser blasting suitable for production applications and accessible to a broad audience. The key elements of our strategy for growth include the following:

New Product Development.

We intend to target new applications early in the development cycle and drive adoption by leveraging our strong customer relationships, engineering expertise and competitive production costs.

Multi-market and Multi-product Approach.

We intend to develop and manufacture laser systems for a variety of markets to reduce the financial impact that a downturn in any one market would have with an emphasis developing standard systems applicable for variety of markets and applications. We expect to increase sales through an industry recognized expertise in clearly defined markets with substantial sales demand such as rust removal equipment for the shipbuilding industry, laser de-contamination equipment for the nuclear industry and laser blasting cabinets for the general manufacturing industry.

Extend our distribution channels and reach

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We have an inside sales force actively marketing in the Americas (North, Central and South America). In addition, we have a network of outside sales reps in North America, as well as international representation in Europe (based in Czech Republic), Asia (based in Japan), and the Middle East and North Africa (based in UAE). We intend to add distributers based on geographic coverage and sales capacity, as well as to develop industry-specific expertise to drive penetration in vertical markets such as automotive, aerospace, defense, energy and manufacturing. We expect to continue building out sales channels for capital equipment by partnering with additional volume distributors of equipment and hardware, as well as to expand our internal sales infrastructure and online sales presence. To augment the reach of our distribution network, we intend to grow our direct sales efforts focused primarily on serving major accounts and expanding our footprint within Fortune 500 companies and government organizations worldwide.

Broaden our diverse, global customer base

We expect to develop a global diversified customer base and broaden customer relationships in a variety of industries. We seek to differentiate ourselves from our competitors through superior product pricing, performance and service. We believe that a global presence and investments in application engineering and support will create competitive advantages in serving multinational and local companies.

Promote awareness through training and education

As businesses increasingly embrace laser blasting over the next decade, we intend to educate the market on best practices for adoption of the technology across the entire product life cycle. Our leadership position provides a platform to deliver this education both for our existing customers and the market as a whole. Such education is a critical component of our sales and marketing efforts. We believe businesses that are well-informed or that have firsthand experience of the benefits of our laser blasting solutions relative to conventional manufacturing are more likely to purchase and expand their use of our products and services over time. To drive such awareness, we are developing rich laser blasting content and curricula for delivery through both online and in-person media, including classes, programs, certifications, and professional services. We also intend to develop global centers of excellence, leveraging our own headquarters in conjunction with our distribution network’s presences, to serve as showrooms, learning facilities and focal points for laser blasting-focused professional services.

Pursue strategic acquisitions and partnerships

We intend to selectively pursue acquisitions and/or equity investments in businesses that represent a strategic fit and are consistent with our overall growth strategy. Such partnerships would allow us to accelerate market penetration of our laser blasting solutions by enabling expansion of our product portfolio, access to new markets, and a stronger value proposition for our customers while delivering margin improvements and increased customer lifetime value. We believe that because of our core focus on engineering and technology development as well as our unique distribution network, we will be able to integrate and drive adoption of new technologies and capabilities acquired via strategic partnerships.

Our Competitive Strengths

We are an early pioneer in the laser blasting industry with a mission to make the technology accessible to all material processing manufacturers and maintenance and repair facilities in both commercial and military applications. We believe our collective expertise coupled with the following competitive strengths, will allow us to maintain and extend a leadership position in the next-generation of laser blasting equipment and expand our market opportunities.

We also have established a base of customers among several U.S. Government agencies which we expect to expand. Each branch of the U.S. military, including the Army, Air Force, Navy, Marines, and the Coast Guard, has purchased laser cleaning systems from us. In addition, NASA and the Veteran’s Administration are also among our customers. We believe that our laser cleaning equipment has been well-received by our current U.S. Government customers from which we are already receiving repeat orders. As the only U.S.-based manufacturer of high-powered, portable industrial laser cleaning systems capable of addressing the Pentagon’s never-ending battle with rust, we believe that we are well-positioned to increase our sales to the U.S. Government, especially in light of the Pentagon alone having to spend between $21 billion to $22.9 billion per year on rust control, and corrosion-related repairs on equipment, from trucks and tanks to aircraft and other ships. See https://www.bloomberg.com/news/articles/2011-06-02/the-high-cost-of-waging-war-on-rust The U.S. Navy alone spends $3 billion per year fighting corrosion. See https://www.military.com/daily-news/2020/01/13/battle-against-rust-3-billion-problem-navy.html. The U.S. military is proving to be not only a receptive early adopter of the technology, but also as a proving ground and showcase for our products. This arises from the need to continually maintain, repair and overhaul equipment (MRO) while eliminating maintenance delays that effect force readiness. Corrosion and the lack of spare parts are among the most significant maintenance issues for the Pentagon.

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A Recognized Pioneer and Leading Developer of Fiber Laser Material Processing Technology

As a pioneer and technology leader in laser material processing, combined with our deep knowledge of material properties, we are able to develop laser cleaning products that reduce its operating costs for our customers and drive the proliferation of lasers to address existing and new applications.

Track Record of World Class Product Development and Commercialization

Through their combined engineering and operational experience in the laser photonics industry, our C-level management team and board members have accumulated decades of relevant and practical industrial laser equipment development experience. They have developed and advanced a number of materials processing technologies applicable to the laser photonics industry and our vertical markets.

Vertically Integrated Application Center, Equipment Development and Manufacturing

We develop and manufacture most of our critical assemblies, subassemblies and components, including motion systems, integrated lasers, specialty components, frames, cabinets and proprietary optical assemblies. We also develop our software for use with our laser systems. We have our own engineering, procurement, manufacturing and assembly operations as a part of our vertically integrated manufacturing process. Integration of our application and research and development groups with our manufacturing capability provides our customers with a competitive edge in achieving their manufacturing goals using our laser material processing systems.

Accumulated Diversified Expertise

We have extensive know-how in mathematical and physical processes of materials behavior and equipment modeling, industrial electronics, laser systems, materials and computer science which enables us to make our market-specific laser material processing equipment, machine operating software, motion and vision systems and other critical assemblies, subassemblies and components.

Manufacturing Scale

We have invested extensively in our production and lean manufacturing capabilities allowing us to deliver large volumes of lasers systems in short delivery cycles which provides us with a competitive advantage.

Diverse Customer Base, End Markets and Applications

We intend to further develop our diverse customer base, multi-market and multi-product business model given the broad application of our laser cleaning equipment, its competitive pricing and high quality that will not have us dependent on the performance of a specific market sector.

Broad Product Portfolio

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Our diverse lines of laser cleaning equipment are used in work environments to improve and promote programs to address significant concerns about the exposure of employees to toxic airborne materials to reduce the risk of lung cancer and silicosis triggered by inhalation of crystalline silica dust released from abrasive blasting. We offer our customers a range of solutions spanning multiple price points, throughput levels, operating environments and technologies to enable businesses to find and use the laser blasting solution for their specific goals. Our broad product portfolio covers a spectrum of use cases, scaling with customer needs from entry-level, office-friendly laser blasting systems for high surface integrity finishing of components to high-end, high throughput industrial laser blasting systems for low-cost mass production applications. In addition, it eliminates the need for customers to source products for different processes from multiple vendors, giving us a market advantage relative to competitors that have a more limited set of products and solutions.

The Only U.S. Manufacturer with a Wide Range of Laser Blasting Equipment

Although no single publication lists all the companies manufacturing industrial laser cleaning equipment, to our knowledge all laser cleaning products of the other companies selling laser cleaning equipment are manufactured abroad. Of our competitors, only Laserax manufactures in North America, but in Canada, not the United States. Our success will depend on investment in marketing resources and the successful implementation of our marketing plan. Our marketing plan may include attendance at trade shows and making private demonstrations, advertising and promotional materials and advertising campaigns in print and/or broadcast media. To our knowledge, only Laser Photonics designs, manufactures, sells, and services industrial laser cleaning onshore in the United States.

On January 25, 2021, President Biden signed an executive order to further his “Buy American” agenda which aims to bolster U.S. manufacturing through the federal procurement process. Our “Made in America” industrial laser systems meet the President’s “Buy American” requirement for U.S. Government agencies to contract with U.S. companies whenever possible. Currently, our products are the only industrial laser cleaning systems designed and built in the United States. As the only industrial laser cleaning equipment manufacturer currently meeting the “Buy American” requirement, we expect to benefit from preferential consideration over the few other companies competing in the laser cleaning systems market.

Diversified and Proprietary Technology Platform and Knowhow.

We were able to secure through our affiliation with ICT Investments a diverse portfolio of knowhow, trade secrets and proprietary technologies. We believe that we possess the design documentation for the largest array of laser-based systems for material processing in North America.

Core Technologies Underlying Each Product

Fiber laser cleaning technology or laser ablation which we market under the Laser Blasting™ brand, is a proven, state-of-the-art, 21st Century replacement for hazardous 19th century abrasives blasting (or sandblasting). It is a non-contact, environmentally friendly process that removes surface coatings from metals, concrete and delicate substrates such as composites-with minimal impact on the base material. Laser Blasting works by aiming brief pulses of high-power laser energy (in the µs-ms range) at a surface to be prepared or cleaned of paint, rust, or other contaminants. The energy applied to the layer being removed doesn’t dissipate. Instead, it blasts off the substrate material being cleaned. Most or all of the material being removed is vaporized, resulting in a much cleaner process than other cleaning methods. Whatever removed material has not been vaporized may be suctioned away and filtered out of the air as particle dust.

We are recognized as a pioneer and an industry leader with our CleanTech™ Laser Blasting™ technology. Laser Blasting can replace sandblasting or dry ice blasting in nearly every industry and every application where an abrasive blasting is used. It is effective on glass, ceramics, metals, concrete, plastics and much more, and provides greater control and precision than possible with the legacy technologies it is designed to replace. LP portable Laser Blasting systems incorporate proprietary autofocusing C-Optics technology that allows for greater precision on uneven or contoured surfaces, even from handheld Laser Blasting systems. This innovation expands laser cleaning from the production floor to the field. Laser Blasting is effective on small parts and sensitive materials, as well as surfaces of ships, bridges, aircraft, pipelines, large vehicles and trains, among others.

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Our Product Platforms

Since our founding in 2019, and through IP received from ICT Investments, we have developed an extensive portfolio of products based on proprietary technologies that form the foundation of our laser blasting equipment manufacturing solutions, which are comprised of hardware, equipment design documentation, bills of materials, software, materials and service practices.

Designed in-house by industry-recognized laser scientists and inventors, our expansive product portfolio covers a broad spectrum of applications across key industries, including maritime and shipbuilding, oil and gas, automotive manufacturing, rail transport, aerospace, defense and space exploration. Our CleanTech™ line scales with customer needs, starting with low price-point handheld Laser Blasters™ designed to tackle simple cleaning and surface predation jobs, to high-end AI-controlled, user-programmable C-Robotics™ made for complex, precision production environments.

Our state-of-the-art, performance-based “Made in America” Laser Blasting™ products are industrial-grade laser cleaning systems developed to disrupt and displace hazardous legacy abrasives blasting (a.k.a. sandblasting) and chemical cleaning methods that have been in common usage since the 19th century. Laser Blasting is cleaner to operate, more cost effective to own and safer for the worker and the environment. We believe that Laser Blasting is right on time as industry is increasingly coming under pressure to phase out abrasive blasting and chemical cleaning methods in compliance with health, environmental and safety regulations designed to protect laborers and the environment.

Since our founding in 2019, we have developed an extensive portfolio of proprietary equipment and technologies that formed the base for our broad product offering, starting from relatively simple handheld devices to fully automatic and operated by AI robotic systems.

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Our diverse lines of laser cleaning equipment are used in a variety of industries to improve and promote programs to address significant concerns about the exposure of employees to toxic airborne materials to reduce the risk of lung cancer and silicosis triggered by inhalation of crystalline silica dust released from abrasive blasting. Laser cleaning uses photons emissions, thus eliminating the need for abrasive media, including silica. The chart below provides information on several industries to indicate the need for laser cleaning equipment and how our technology meets those industries’ requirements. This chart was developed by us in the last few months to allow our salespeople to identify the specific model of our CleanTech laser blasting equipment that matches target industries and the surface integrity parameters familiar to prospective customers. We want to demonstrate our capability to address the specific cleaning applications that such customers require. The industry terminology is explained in our footnotes to the chart.

Below is the description of abbreviations and definitions used in Laser Photonics Laser Blaster products qualification chart:

•	Roughing-Rough surface condition for thick material
•	Mid-Range-Normal level below roughest surface condition for medium material thickness
•	Finishing-Least amount of roughness on a surface for thin materials
•	Gauge-indication of a measurement of industrial materials
•	Grit-indication of roughness to apply to a surface for preparation prior to coating
•	CAML-grade of abrasive media used for the sandblasting industry
•	DPI-Dots per inch
•	LPI-Lines per inch
•	Laser Grade-Designated choice of laser for best results
•

Strip Rate in Ft Squared per hour is calculated as follow: 2X (laser power in KW) / (coating thickness in mils, where one mill= .001), X 60 minutes. Source: Robotic Laser Coating Removal System ESTCP Project WP- 0526 apps.dtic.mil

•	X- Currently in development and will be available Q2 2022

Our current Laser Blasting solutions are as follows:

Handheld Laser Blasting™:

We offer the widest line of Class IV handheld laser blasting equipment in the world, from 20W (watts) to the 3000W system, including the world’s most powerful production Laser Blaster™ on the market-the Jobsite 2000-to a more powerful JobSite 3000 which debuted during Aviation Week’s MRO Americas 21 trade show in April, 2021. We are developing an even more powerful 4000W handheld system. The CleanTech™ 2000-CTH Jobsite is a 2000W handheld laser cleaning machine and surface preparation system designed to remove rust, paint and other impurities from steel, aluminum, iron, and many more surface types. The 2000-CTH Jobsite provides five different pulse laser patterns that provide flexibility when operating the laser in different applications across different surface types.

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We also offer the CleanTech™ EZ-Rider Handheld Roughing & Finishing Lasers which are a high-performance, military-grade, fast, and efficient laser cleaning tool. The EZ-RIDER is based on next-generation technology. Laser Photonics designed the EZ-RIDER to be a heavy-duty industrial grade laser cleaning and surface treatment system for large areas requiring cleaning, de-painting and other surface preparations. The system starts immediately when the key is turned ON and the touch screen allows you to choose from five pre-programmed cleaning patterns for control and flexibility. The CleanTech™ EZ-Rider is based on our years of experience building handheld lasers for marking and engraving applications. Our systems are designed to be standalone units, so no personal computer is required. The CleanTech™ EZ-Rider can be coupled with industrial robots and placed inside safety work cells with interlocks for full compliance with OSHA and FDA CDRH regulations.

Laser Blasting Cabinet

The laser blasting cabinet is configured as a fully enclosed Class 1 workspace designed to replace sandblasting enclosures, along with their noise, dust, media storage, replenishment and clean-up requirements. The Blasting Cabinet is intended to serve companies of any size that use abrasive blasting or chemical baths to clean parts or prepare materials. The CleanTech™ Laser Blaster Cabinet is a self-contained, industrial-grade laser cleaning machine. This system is the only laser cleaning machine in the world that incorporates the exclusive power of a fiber laser with a handheld laser-blasting head inside a fully enclosed 30” x 26” workspace. This system is designed for speed, precision, safety and flexibility. It is the only laser-blasting cabinet manufactured in compliance with CDRH FDA and OSHA regulatory compliance. With the CleanTech™ Laser Blaster Cabinet, companies can eliminate harmful dust, noise, hazardous chemicals and contaminants caused by use of abrasive blasting or chemical baths.

Class I Laser Blasting Systems

Our Mega Center and Titan lines of Class I Laser Blasting Systems are designed with mass production in mind. These production line-capable systems are designed with automation control and automated materials-loading capabilities to allow for maximum throughput on assembly lines for high production, high precision environments. The CleanTech Titan Series Laser Blasting System is a high power, large format laser parts cleaning, rust removal, and surface conditioning system with up to 6′ x12′ working envelope. The industrial, turn-key laser cleaning system operates as a standalone unit or can be easily integrated into a production line environment. Included in the CleanTech product line are the CleanTech Titan Express, CleanTech MegaCenter and the portable CleanTech Handheld which is useful in the field or on the factory floor. The CleanTech Systems operate in full compliance with OSHA, FDA and CDRH staconforming to “Push a Button” laser safety industrial operation. The CleanTech Systems offer CE Certified Class 1 enclosure for the Class 4 lasers.

CleanTech™ Laser Cleaning Robot with AI

With our user programmable AI (UPAI) incorporated in our C-Robots, factory line workers can quickly and easily program these precision robots to complete complex and repetitive tasks in high throughput production environments. The CleanTech™ Laser Cleaning Robot is the first commercially available collaborative, easily programmable, AI-capable laser cleaning system in the United States. Designed for precise positioning and tight focusing of the laser beam, laser cleaning processes are optimized to operate on much lower laser powers than those used by handheld laser cleaners. This allows for dramatic cost reduction of laser cleaning, making it affordable for the majority of industrial companies. It also reduces concerns over safety for the factory line workers since the robot can perform multiple tasks at the same time when equipped with AI module, 3D scanner and visualizer, vision system and Class 1 Safety shroud or enclosure.

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Customers

Our intent is to establish additional relationships with Fortune 1000 customers primarily within the United States and with select Fortune 1000 customers around the globe and represent a broad array of industries, including automotive, aerospace, healthcare, consumer products, heavy industry, machine design, research, and others. No single customer has accounted for more than 10% of our total revenue from inception to date.

Research, Development and Engineering

The principal focus of our research and development activity is the development of our proprietary laser-based cleaning equipment to replace global sand blasting and abrasive blasting applications in a large number of markets discussed below.

Marketing and Sales

For the year ended December 31, 2021, we achieved net sales of $4,190,709 and employed five salesmen. We have a marketing and sales budget equal to 10% of our gross sales and our Board of Directors approved a new product promotional budget of $1,000,000 for 2022.

Product Warranty and Support

We offer for sale with our equipment a two-year limited warranty against defects in materials and workmanship under normal use and service conditions following delivery of our equipment to our customers.

We also warrant to the owners of our custom laser systems that they are designed and manufactured in accordance with agreed-upon specifications. In resolving claims under both the defects and performance warranties, we have the option of either repairing or replacing the covered laser cleaning equipment. Our warranties are automatically transferred from the original purchaser of our laser cleaning equipment and optical components to subsequent purchasers upon delivery of our finished laser systems.

In general, our products carry a warranty against defects, depending on the product type and customer negotiations. The costs associated with these warranty obligations are not expected to be significant and no such costs have been recorded in our financial statements.

Competition

In the laser cleaning market, the competition is fragmented with a few competitors that are small or privately owned, or which compete with us on a limited geographic, industry, or application specific basis. Nonetheless, our markets are highly competitive and characterized by rapid advances in technology, evermore demanding customer requirements, and reduced average selling prices as smaller, integrated components replace aging technologies. Our most significant competitors are P-Laser and Clean-Lasersysteme GmbH (operating through the distributor Adapt Laser Systems in the United States) as well as smaller companies, including LaserRax and 4 Jet. Some of our competitors are increasing the output powers of their fiber lasers to compete with our high-powered, industrial grade products.

We also compete with end-users who produce laser technology, as well as with manufacturers of non-laser methods and tools, such as traditional abrasives blasting (referred to as sandblasting), non-laser welding, cutting dies, mechanical cutters, and plasma cutters in the materials processing market. Some of our competitors are larger, with considerably more financial, managerial and technical resources, as well as more extensive sales, distribution, and service networks, and greater marketing capacity.

Our primary focus is to provide diversified industrial-grade laser-based cleaning machinery in a variety of markets. Each market has different group of competitors subject to rapidly changing technologies and materials, a customer base with continuously changing requirements and geographical outsourcing challenges.

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We believe that our future success is dependent on our flexibility to adapt to changes in the marketplace expanding our existing products and services targeting application specific systems for each industry we serve. We continuously introduce new products and services on a timely and cost-effective basis identifying both standard and niche laser-systems opportunities enhancing our ability to penetrate new customers and new emerging markets.

Primary competitive factors in our markets include:

●	Price and value
●	Ability to design, manufacture, and deliver new products on a cost-effective and timely basis
●	Ability of our suppliers to produce and deliver components in a timely manner, in the quantity desired and at the budgeted prices
●	Product performance and reliability
●	Service support
●	Product mix
●	Ability to meet customer specifications
●	Ability to respond quickly to changes in market demand and technology developments

In the materials processing market, the competition is fragmented with a large number of competitors that are small or privately owned or compete with us on a limited geographic, industry, or application specific basis including Trumpf GmbH, Clean Leaser GMBH, P-Laser. Advanced Laser Technology, Anilox Roll Cleaning Systems, General Lasertronics, IPG Photonics, Laserax and White Lion Dry Ice & Laser Cleaning Technology. We believe that none of our competitors compete in all the industries, applications, and geographical markets which we serve and that our products compete favorably with respect to their laser cleaning equipment.

Intellectual Property and License Rights.

We believe that our success depends, in part, on our ability to maintain and protect our proprietary technology and to conduct our business without infringing on the proprietary rights of others.

We rely primarily on a combination of trademarks and trade secrets, as well as associate and third-party confidentiality agreements, to safeguard our intellectual property.

With respect to proprietary know-how that is not patentable and processes for which patents are difficult to enforce, we rely on, among other things, trade secret protection and confidentiality agreements to safeguard our interests. We believe that many elements of our laser system manufacturing process, including our unique materials sourcing, involve proprietary know-how, technology, or data that are not covered by patents or patent applications, including technical processes, equipment designs, algorithms, and procedures. We have taken security measures to protect these elements. All of our research and development personnel will have to sign confidentiality and proprietary information agreements with us. These agreements address intellectual property protection issues and require our associates to assign to us all of the inventions, designs, and technologies they develop during the course of employment with us. We also require our customers and business partners to enter into confidentiality agreements before we disclose any sensitive aspects of our modules, technology, or business plans.

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Employees and Human Capital

As of March 31, 2022, we had 22 full time employees and one part-time employee. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants.

Government Regulation

Our current and contemplated activities and the products and processes that will result from such activities are subject to substantial government regulation, both in the United States and internationally.

Government Contracts and Regulations

Our U.S Government business is heavily regulated. We contract with a number of U.S. Government agencies and entities, principally all branches of the U.S. military. We must comply with, and are affected by, laws and regulations relating to the formation, administration and performance of U.S. Government contracts. These laws and regulations, among other things:

•	require certification and disclosure of all cost or pricing data in connection with certain types of contract negotiations;

•	impose specific and unique cost accounting practices that may differ from U.S. generally accepted accounting principles (GAAP);

•

impose acquisition regulations, which may change or be replaced over time, that define which costs can be charged to the U.S. Government, how and when costs can be charged, and otherwise govern our right to reimbursement under certain U.S. Government contracts;

•

require specific security controls to protect U.S. Government controlled unclassified information and restrict the use and dissemination of information classified for national security purposes and the export of certain products, services and technical data; and compliance with cyber security regulations by our supply chain; and

•

require the review and approval of contractor business systems, defined in the regulations as: (i) Accounting System; (ii) Estimating System; (iii) Earned Value Management System, for managing cost and schedule performance on certain complex programs; (iv) Purchasing System; (v) Material Management and Accounting System, for planning, controlling and accounting for the acquisition, use, issuing and disposition of material; and (vi) Property Management System.

The U.S. Government may terminate any of our government contracts and subcontracts either at its convenience or for default based on our performance. If a contract is terminated for convenience, we generally are protected by provisions covering reimbursement for costs incurred on the contract and profit on those costs. If a contract is terminated for default, we generally are entitled to payments for our work that has been accepted by the U.S. Government or other governments; however, the U.S. Government could make claims to reduce the contract value or recover its procurement costs and could assess other special penalties. For more information regarding the U.S. Government’s right to terminate our contracts and government contracting laws and regulations, see “Risk Factors”.

Radiation Control for Health and Safety Act

We are subject to the laser radiation safety regulations of the Radiation Control for Health and Safety Act administered by the National Center for Devices and Radiological Health, a branch of the United States Food and Drug Administration. Among other things, those regulations require laser manufacturers to file new product and annual reports, to maintain quality control and sales records, to perform product testing, to distribute appropriate operating manuals, to incorporate design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes (based on the level of radiation from the laser that is accessible to users). Various warning labels must be affixed and certain protective devices installed depending on the class of product. The National Center for Devices and Radiological Health is empowered to seek fines and other remedies for violations of the regulatory requirements.

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CE Marking

We are subject to certain regulations in Europe as administered by the European Commission. CE Marking is required for products marketed within the European Economic Area (EEA) and confirms that the manufacturer meets certain safety, health and environmental protection requirements administered by the European Union. Non-compliance with these regulations could result in warnings, penalties or fines. We believe that we are currently in compliance with these regulations.

United States Food and Drug Administration

Certain products manufactured by us are integrated into systems by our customers that are subject to certain regulations administered by the United States Food and Drug Administration. We must comply with certain quality control measurements for our products to be effectively used in our customers’ end products. Non-compliance with quality control measurements could result in loss of business with our customers, fines and penalties.

Facility

On December 1, 2019, we entered a sub-lease with ICT Investments for 5,000 square feet of manufacturing space on a month-to-month basis at $4,050 per month. In September 2021, we expanded the lease with ICT Investments to include the entire facility of 18,000 square feet.  The monthly rent in this facility is currently $15,096.

Our facility is currently equipped with three of our latest advanced laser cleaning demonstration models.

MANAGEMENT

Executive Officers

The following table sets forth information for our executive officers, directors and director nominees as of December 15, 2021.

Name	Age	Position
Wayne Tupuola	57	President, Chief Executive Officer and Chairman of the Board
Tatiana Nikitina	25	Secretary, Marketing Director, Director
Arnold Bykov	78	Chief Design Engineer, Director
Shara Pathak	47	Director nominee
Ryan Tennyson	73	Director nominee
Glenn Peterson	66	Director nominee
Igor Vodopiyanov	62	Vice President, R&D and Product Development
Timothy Schick	56	Vice President, Finance

Wayne Tupuola is President, Chief Executive Officer and the Chairman of the Board. Mr. Tupuola joined an affiliate of ICT Investments as Vice President of Operations in January 2007 and joined us in November 2019. From January 2014 to May 2015, he was acting as an Industrial Consultant for Florida high tech companies. He brought experience based on 15 successful years of C-level management capacity in manufacturing operations, and more than 24 years hands-on experience in the semiconductor, aerospace, food & beverage and commercial industries, including: Sumitomo Corp, the world’s second-largest wafer manufacturer in the semiconductor sector (one of the world’s largest semiconductor component companies) and Thermo-Electron, one of the world’s leading analytical instruments, lab equipment, and industrial equipment manufacturers. From September 2015 to December 2015, he was a Director and Vice President of Operations to an affiliate of Laser Photonics and one of ICT Investment’s portfolio companies, Fonon Corporation. He is currently in charge of all manufacturing and day to day business operations of Laser Photonics. Mr. Tupuola is a graduate of the University of Phoenix with a degree in Communications. We believe that his significant management experience with manufacturing operations makes him qualified to be a member of our Board of Directors.

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Tatiana Nikitina is our Secretary and Marketing Director. Ms. Nikitina joined us in November 2019, as Marketing Director. From November 2013 until August 2017, Ms. Nikitina was Senior Brand Ambassador & Event Production Manager for The Party Robot Inc. Ms. Nikitina received her Bachelor of General Marketing in Business from Florida Atlantic University in August 2017 and a Master of Business Administration in August 2018 from the University of Central Florida. We believe that Ms. Nikitina’s marketing expertise which will be critical to our future success qualifies her to be a member of our Board of Directors. Ms. Nikitina is the daughter of Dmitriy Nikitin, the Managing Partner of ICT Investments, our majority stockholder. Ms. Nikitina will resign as a member of our Board of Directors at the time this registration statement is declared effective.

Arnold Bykov joined us in November 2019 as Chief Design Engineer. For the last 25 years, Mr. Bykov has been working in the photonics industry, primarily with ICT Investments and affiliated companies, including being appointed Director and Chief Design Engineer of Fonon Corporation from September 2015 to December 2015, where he developed laser systems for material processing and worked as a design and project engineer supervising design teams. Mr. Bykov is currently responsible for the industrial design and technological process of our laser cleaning technology. Mr. Bykov has devoted 20 years of his engineering career in the development of industrial equipment for high-tech industries. The majority of those developments were prepared for laser cutting technology related products through his work with a team of other ICT engineers during the last 15 years and directly for ICT Investments for the past five years. Mr. Bykov received a number of state awards and certificates of invention for the development of laser cutting technology. He graduated from Minsk Polytechnic University in 1966. We believe that the expertise that Arnold Bykov has in industrial design and engineering makes him a valuable resource of knowledge and qualifies him to be a member of the Board. Mr. Bykov will resign as a member of our Board of Directors at the time this registration statement is declared effective.

Timothy Schick joined us on July 25, 2022 as Vice President, Finance. Mr. Schick also serves as the principal financial officer and principal accounting officer of Laser Photonics. From August 2019 to July 2022, Mr. Schick served as the Head of Finance at Jupiter Marine International in Bradenton, Florida, where he oversaw that company’s accounting and accounts payable staff, as well as managed financial planning and analysis.  In addition, he was responsible for new model year cost and pricing, production scheduling, fixed asset accounting, work-in-process measurement and tracking, liability insurance administration, plant security, waste management planning and HAZMAT compliance. From June 2016 to August 2019 Mr. Schick was Director of Financial Planning & Analysis at Everglades Boats in Edgewater, Florida, where he installed and managed all new financial processes, including comprehensive planning, financial statement construction, budgeting, forecasting, reporting, analysis, key metric and performance dashboard design and development, work-in-process reporting and work order scheduling. From September 2013 to June 2016 Mr. Schick was Manager of Financial Planning & Analysis at Uni-Select/Auto Plus in Atlanta, Georgia performing similar functions as with Everglades Boats. Mr. Schick earned a Bachelor of Science in Aerospace Engineering from the United States Naval Academy, a Master of Science in Aeronautics & Astronautics from Massachusetts Institute of Technology and an MBA from the University of North Florida.

Shara Pathak will become a member of our Board of Directors upon this registration statement being declared effective. Since September 1977, Ms. Pathak has been President of Price Chopper Inc., a company involved in the manufacturing and sale on a global basis of wristbands for a variety of businesses and industries. Since January 2020 Ms. Pathak has also served as President of Tap N Go LLC, a software development providing in-house software solutions, hardware and RFID credentials for access control, cashless transactions and data collection at entertainment venues such as amusement parks, fairs and concert halls. Ms. Pathak received her undergraduate degree in Economics from the University of Western Ontario in Canada, her degree in Business Administration from Valencia College and her Bachelor of Science degree in Marketing from the University of Central Florida. We believe that Ms. Pathak is qualified to be a member of our Board of Directors on the basis of her substantial domestic and international business experience which will be important to us as we expand our global business.

Ryan Tennyson will join our Board of Directors upon this registration statement being declared effective. Since 2018, Mr. Tennyson has served as Managing Member of Gulf American Advisors, LLC, providing business valuations, temporary CFO services and business acquisition due diligence to its clients. From April 2015 to March 2018, Mr. Tennyson was Vice President, Relationship Manger, for BankUnited in Orlando, Florida and prior to that held a variety of senior executive positions with banks, including serving as Vice President of Fifth Third Bank from January 2006 to April 2015 and Vice President of Orlando National Bank from December 2004 to December 2006. Mr. Tennyson also has founded and served as CEO of Gulf American Financial Corporation making SBA guaranteed loans from 1981-1991 and was a founder and Managing Partner of Tennyson and Associates, a CPA firm. Mr. Tennyson received his BSBA from the University of Florida and his MBA from Webster University. We believe that his significant financial and business expertise qualifies him to be a member of our Board of Directors.

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Glenn Peterson will join our Board of Directors upon this registration statement being declared effective. From October 2004 until his retirement in January 2019, Mr. Peterson served as Senior Vice President, Risk Management for EWI, the insurance subsidiary of Contran Corporation, a multi-billion-dollar industrial conglomerate. During his 14-year tenure with Contran Corporation and its affiliates, Mr. Peterson was responsible for global risk and insurance, safety and loss control, and property preservation for over 90 operating companies and subsidiaries including steel, titanium metals, marine products, furniture products, agriculture, chemicals, mining, and the treatment and disposal of regulated and low-level radioactive waste. Mr. Peterson was also Senior Vice President of Tall Pines Insurance Company, Contran Corporation’s wholly owned captive insurer. Prior to Contran Corporation, Mr. Peterson held senior risk and insurance management positions with Sunbeam Corporation from July 1999 to September 2004 and from October 1988 to February 1997 with Greenhill Petroleum Corporation, a subsidiary of Western Mining Corporation, where he was responsible for commercial insurance, safety and loss control, contracts, and environmental matters. From July 1997 until June 1999, Mr. Peterson was Commercial Manager for the U.S. operations of Santos, a large Australian energy firm. Mr. Peterson received two BBA undergraduate business degrees from the University of Texas at Austin. We believe that Mr. Peterson is qualified to serve as a member of our Board of Directors based on his extensive business background in a wide variety of industries.

Igor Vodopiyanov, PhD, is the Senior Research & Development (R&D) Engineer at Laser Photonics. Dr. Vodopiyanov served as a Research Scientist at Florida Institute of Technology before joining the Laser Photonics R&D team in 2017 as a Subject Matter Expert in the tuning and calibration of laser systems for material processing. Dr. Vodopiyanov conducted research in Particle Physics within CMS (Compact Muon Solenoid) Collaboration at the CERN Large Hadron Collider in Switzerland and managed the Hadron Calorimeter Calibration and Condition Group of the CMS Collaboration, which included the calibration and alignment of Forward Tracking Chambers of CERN’s L3 detector. Dr. Vodopiyanov also carried out research in Particle Physics within L3 Collaboration at the CERN Electron-Positron Collider at Petersburg Nuclear Physics Institute. He earned a Master of Science degree from the M. I. Kalinin Leningrad Polytechnic Institute in Saint Petersburg, Russia, and a PhD in Physics and Mathematics from the V.G. Khlopin Radium Institute in Saint Petersburg, Russia. Dr. Vodopiyanov has over 250 publications to his credit, and he is a Professional Member of the Sigma Pi Sigma honor society within the American Institute of Physics.

Board Composition and Election of Directors

Our Board of Directors is currently authorized to have five members. In accordance with the terms of our current certificate of incorporation and bylaws, the term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Director Independence

We are a “controlled company” under the Nasdaq Marketplace Rules, but we do not intend to exempt ourselves from the requirement to have independent directors and independent compensation and nomination committees. At the time this registration statement is declared effective, we will have three members of our Board of Directors who are independent as defined under Nasdaq Marketplace Rules.

At the time this registration statement is declared effective, there will not be any family relationships among any of our directors or executive officers since Tatiana Nikitina, the daughter of Dmitriy Nikitin, Managing Partner of ICT Investments, our majority stockholder, will resign from our Board of Directors.

At the time this registration statement is declared effective, there will not be any family relationships among any of our directors or executive officers since Tatiana Nikitina, the daughter of Dmitriy Nikitin, Managing Partner of ICT Investments, our majority stockholder, will resign from our Board of Directors.

We have applied to list our shares of common stock offered hereby for trading on the Nasdaq Capital Market under the symbol “LASE”. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, subject to certain phase-in periods available to companies that do not yet have a class of common stock registered under the Exchange Act. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships after this registration statement is declared effective, the Board of Directors has determined that each of Ryan Tennyson, Shara Pathak and Glenn Peterson is “independent” as that term is defined under applicable Nasdaq rules.

In making these determinations, the Board of Directors considered the current and prior relationships that such directors have with us and all other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of capital stock by such directors.

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Controlled Company Exemption

ICT Investments owns a majority of the voting power of all outstanding shares of our common stock. As a result, we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors and (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If we utilized these exemptions you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these standards. We intend to adopt corporate governance standards as though we were not a “controlled company.” We have invited Ryan Tennyson, Shara Pathak and Glenn Peterson, each of whom qualifies as an independent director under Nasdaq rules, to join our board of directors and serve as members of our board committees as set forth below.

Committees of the Board of Directors

At the time that this registration statement is declared effective, our board of directors will have established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee

At the time that this registration statement is declared effective, our audit committee will be comprised of Ryan Tennyson, Glenn Peterson and Sarah Pathak, each of whom our board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Mr. Tennyson will be the chairman of our audit committee and he qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.

At the time that this registration statement is declared effective, our audit committee will have adopted a written audit committee charter, viewable at https://laserphotonics.com/auditcommittee, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

At the time that this registration statement is declared effective, our compensation committee will be comprised of Ryan Tennyson, Glenn Peterson and Shara Pathak. Our board has determined that each of Mr. Tennyson, Mr. Peterson and Ms. Pathak qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and a “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect his ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Peterson will be the chairman of our compensation committee.

At the time that this registration statement is declared effective, our compensation committee will have adopted a written compensation committee charter, viewable at https://laserphotonics.com/compensationcommittee, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

At the time that this registration statement is declared effective, our nominating and corporate governance committee will be comprised of Mr. Tennyson, Ms. Pathak and Mr. Peterson. Our board has determined that each of Mr. Tennyson, Ms. Pathak and Mr. Peterson qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Ms. Pathak is the chairman of our nominating and corporate governance committee.

At the time that this registration statement is declared effective, our nominating and corporate governance committee will have adopted a written nominating and corporate governance committee charter, viewable at https://laserphotonics.com/nominatingandgovernance, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

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Code of Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The full text of our Code of Business Conduct and Ethics is published in the Investors section of our website at www.laserphotonics.com. We intend to disclose any future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of any such amendment or waiver.

EXECUTIVE COMPENSATION

Compensation Philosophy

The following is a discussion and analysis of our underlying our policies and decisions with respect to the compensation of our executive officers and what we believe are the most important factors relevant to an analysis of these policies and decisions. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. Our only “named executive officer” for 2020 and 2021 was Wayne Tupuola. The compensation of our named executive officer and our other current executive officers is based on individual terms approved by our Board of Directors. This section highlights key aspects of our compensation program.

Our compensation committee will oversee these compensation policies and, together with our Board of Directors, will periodically evaluate the need for revisions to ensure our compensation program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Board of Directors in designing our executive compensation program are to:

•	attract, retain and motivate experienced and talented executives;
•	ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;
•	recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;
•	promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and
•	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

To achieve these objectives in the future, we expect that our Board of Directors and compensation committee will evaluate our executive compensation program with the goal of setting and maintaining compensation at levels that are justifiable based on each executive’s level of experience, performance and responsibility and that the board believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, we expect that our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock options and restricted stock that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

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Use of Compensation Consultants and Market Benchmarking

For purposes of determining total compensation and the primary components of compensation for our executive officers in 2020 and 2021, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. In the future, we expect that our compensation committee will consider publicly available compensation data for national and regional companies in the laser cleaning industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Even if we retain the services of an independent compensation consultant to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally, our Board of Directors and future compensation committee will ultimately make their own decisions about these matters.

Beginning in 2022, we expect that our annual cash bonus program will be based upon the achievement of specified annual corporate and individual goals that will be established in advance by our Board of Directors or compensation committee. We expect that our annual cash bonus program will emphasize pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount will be calculated on the basis of percentage of corporate goals achieved. The performance goals established by our compensation committee beginning in 2022 will be based on our business strategy and the objective of building stockholder value. We expect that there will be three steps to determine if and the extent to which an annual cash bonus is payable to a named executive officer. First, at the beginning of the year, our compensation committee will determine the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, the compensation committee will establish the specific performance goals, including both corporate and individual objectives, that must be met for the officer to receive the award. Third, shortly after the end of the year, the compensation committee will determine the extent to which these performance goals were met and the amount of the award. We expect that, beginning in 2022, our compensation committee will work with our chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the course of the year and will target total cash compensation, consisting of base salaries and target annual cash bonuses.

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Stock-Based Awards

Our equity award program is expected to be the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants will provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employ during the vesting period. Currently, our executives are eligible to participate in our 2019 stock incentive plan, which we refer to as the 2019 Plan. Following the effectiveness of this registration statement, our employees and executives will be eligible to receive stock-based awards pursuant to our 2019 Plan. Under our 2019 Plan, executives will be eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our Board of Directors.

Our employee equity awards have typically been in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock and restricted stock units. To date, we have generally used equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

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Following effectiveness of this Form S-1, we intend to grant stock awards that will vest 25% of the shares on the first anniversary of the grant date and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the grant date. Vesting will cease upon termination of employment and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

We have granted, and going forward expect to grant, stock options with exercise prices that are set at no less than the fair value of shares of our common stock on the date of grant as determined by our Board of Directors.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Following effectiveness of this Form S-1, we expect to maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. All of our executives will be eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

In certain circumstances, we may award cash signing bonuses or may reimburse relocation expenses when executives first join us. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our Board of Directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our chief executive officer.

Severance and Change in Control Benefits

Pursuant to agreements we expect to enter into with certain of our executives, these executives will be entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company.

We believe providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our Board of Directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

Risk Considerations in Our Compensation Program

Our Board of Directors is evaluating the philosophy and standards on which our compensation plans will be implemented across our company. It is our belief that our compensation programs do not, and in the future will not, encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program will encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. We believe that the following aspects of our executive compensation program that we plan to implement will mitigate the potential for adverse risk caused by the action of our executives:

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annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers, which we expect to be consistent with our annual operating and strategic plans, designed to achieve the proper risk/reward balance and not require excessive risk taking to achieve;

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•

the mix between fixed and variable, annual and long-term and cash and equity compensation, which we expect to be designed to encourage strategies and actions that balance our short-term and long-term best interests; and

•	equity incentive awards that vest over a period of time, which we believe will encourage executives to take a long-term view of our business.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 per person paid to a publicly traded company’s chief executive officer and three other most highly paid officers, other than the chief financial officer.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation-Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Summary Compensation Table

The following table reflects compensation paid or awarded to our named executive officers during the fiscal years ended December 31, 2021 and 2020.

SUMMARY COMPENSATION TABLE

Name and Principal Occupation	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards ($)		All Other Compensation ($)	Total($)

Wayne Tupuola,	2021	0	0	0	0	0	0	0
Chief Executive Officer	2020	75,217	0	0	0	0	0	75,217

Tatiana Nikitina,	2021	0	0	0	0		0	0
Marketing Director	2020	70,150	0	0	0		0	70,150

In connection with his appointment as Vice President, Finance, Timothy Schick entered into an employment agreement under which he will receive an annual base salary of $80,000, an option under the 2019 Plan to acquire 25,000 shares of common stock that vests in equal amounts over a four-year period commencing with the anniversary date of his employment with accelerated vesting in the event of a change of control of the Company, as well as $20,000 to cover relocation expenses.

Grants of Plan-Based Awards

There were no grants of plan-based awards to our named executive officers during the fiscal years ended December 31, 2020 and December 31, 2021.  There were no grants of plan-based awards to our named executive officers during the quarter ended March 31, 2022.

Outstanding Equity Awards

There were no outstanding equity awards held by our named executive officers as of December 31, 2021.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Defined Contribution Plan

We do not currently have a defined contribution plan.

Stock Option and Other Employee Benefit Plans

The purpose of the 2019 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.

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2019 Stock Incentive Plan

History. On December 2, 2019, the Board of Directors approved and on December 3, 2019, the stockholders approved the 2019 stock incentive plan (the “2019 Plan”) under which employees, officers, directors and consultants are eligible to receive grants of stock options, stock appreciation rights (“SAR”), restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing. The Plan authorizes up to 10,000,000 shares of our common stock for stock-based awards.

Administration. The 2019 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2019 Plan and of any awards granted there under and to modify awards granted under the 2019 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2019 Plan without prior approval of the Company’s shareholders.

Eligibility. The 2019 Plan provides that awards may be granted to employees, officers, directors and consultants of the Company or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2019 Plan.

Shares that are subject to issuance upon exercise of an option under the 2019 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2019 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2019 Plan.

Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2019 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2019 Plan):

Vesting and Exercisability. Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

Exercise Price. Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of common stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of the Company’s common stock on the date of grant.

Method of Exercise. The option exercise price is typically payable in cash, common stock or a combination of cash of common stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

Recapitalization; Change of Control. The number of shares subject to any award, and the number of shares issuable under the 2019 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

Other Provisions. The option grant and exercise agreements authorized under the 2019 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2019 Plan or amend the 2019 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2019 Plan in a manner that requires stockholder approval.

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Recapitalization; Change of Control. The number of shares subject to any award, and the number of shares issuable under the 2019 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and us in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

Other Provisions. The option grant and exercise agreements authorized under the 2019 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of us to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2019 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2019 Plan or amend the 2019 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2019 Plan in a manner that requires stockholder approval.

Director Compensation

We currently do not have a formal non-employee director compensation policy. However, once we have non-employee directors, we intend to reimburse them for their reasonable expenses incurred in connection with attending our Board of Directors and committee meetings, and we may in the future grant stock options and pay cash compensation to those non-employee directors. There was no compensation earned by or paid to our directors for the fiscal years ended December 31, 2021 and 2020.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we are authorized to provide indemnification and advancement of expenses to our directors, officers and other agents to the fullest extent permitted by Delaware General Corporation Law.

In addition, our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

any breach of the director’s duty of loyalty to the corporation or its stockholders;

any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

unlawful payments of dividends or unlawful stock repurchases or redemptions; or

any transaction from which the director derived an improper personal benefit.

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Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our certificate of incorporation also provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since our formation on November 8, 2019, we have engaged in the following transactions in an amount that exceeds $39,899 (one percent of the average of our total assets for our last two fiscal years) with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities, and our co-founders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

On December 31, 2019, we purchased from ICT Investments, our largest stockholder, certain sales demonstration equipment valued at ICT Investments’ historical cost basis of $495,150 which we use in our business in exchange for 443,553 shares of our common stock. Dmitriy Nikitin is the Managing Partner of ICT Investments and has been a promoter of the Company since its inception. He and Wayne Tupuola, our President, determined the purchase price for these assets and all other assets acquired from ICT Investments as set forth below.

In January 2020, we issued a promissory note to ICT Investments in the principal amount of $439,990 bearing 6% annual interest with a maturity date of January 31, 2023. This note provided for prepayment, in whole or in part, without penalty. As of December 31, 2021, this note was paid in full.

In October 2020, we issued a second promissory note to ICT Investments in the principal amount of $745,438 bearing 6% annual interest with a maturity date of December 31, 2023. This note provided for prepayment, in whole or in part, without penalty. As of March 31, 2022, this note was paid in full.

On January 1, 2020, we purchased from ICT Investments certain capital manufacturing equipment valued at ICT Investments’ historical cost basis of $158,456 which was used in our business in exchange for 150,000 shares of our common stock.

Commencing February 2020 and during October through December 2020, ICT Investments made additional investments into our business, consisting of inventory, certain capital manufacturing equipment, office and computer equipment, intangible assets consisting of 3D engineering design documentation, manufacturing database, customer relationship database with populated CRM, valued in total at ICT Investments’ historical cost basis of $4,627,654 which we will use in our business in exchange for 4,284,864 shares.

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Dmitriy Nikitin is the Managing Partner of ICT Investments and also is our promoter. We do not currently have a formal Board of Advisors and Mr. Nikitin is the sole promoter and advisor at this time. In the future we will enter into agreements with other advisors who are not affiliates of the Company. Future compensation for Mr. Nikitin will require the approval of our audit committee, consisting solely of independent directors, following the consummation of this offering.

We initially entered into a lease with ICT Investments, our largest stockholder, on December 1, 2019. In September 2021 we assumed the entire lease and entered in direct lease with the landlord. Our monthly lease payments of $15,096 represent a direct payment to the landlord and a fair market rate for comparable leases.

On December 31, 2020, our Chief Executive Officer, Wayne Tupuola, received directly from ICT Investments 92,593 shares of our common stock to recognize his contributions to ICT Investments. During 2020, he received $75,217 in cash compensation in his role as Chief Executive Officer from ICT Investments.

On December 31, 2020, our Chief Design Engineer, Arnold Bykov, received directly from ICT Investments 46,296 shares of our common stock to recognize his contributions to ICT Investments.

On December 31, 2020, our Marketing Director, Tatiana Nikitina, received directly from ICT Investments 33,333 shares of our common stock in recognition of her contributions to ICT Investments.  During 2020, she received $70,150 in cash compensation in her role as Marketing Director from ICT Investments.  Ms. Nikitina is also a member of our Board of Directors.

Indemnification

Our certificate of incorporation in effect upon the effectiveness of this prospectus provides that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. In addition, we have entered into indemnification agreements with our directors. See “Compensation Discussion and Analysis-Limitation of Liability and Indemnification” for additional information regarding these indemnification provisions and agreements.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer or, in the event we do not have a chief legal officer, to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

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A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●

the purpose of, and the potential benefits to us of, the transaction; and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of June 15, 2022, certain information concerning the beneficial ownership of our capital stock, including our common stock, and stock options as converted into common stock basis, by:

•	each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock;
•	each director;
•	each named executive officer;
•	all of our executive officers and directors as a group; and
•	each person or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

The applicable percentage ownership before this offering is based on 4,878,417 shares of common stock outstanding as of June 15, 2022. The applicable percentage ownership after this offering is based on the sale of 3,000,000 shares of common stock pursuant to the Units sold in this offering, assuming no exercise by the underwriters of their option to purchase additional shares of common stock from us (including upon exercise of the warrants issued pursuant to the Units sold in this offering) and excluding any potential purchases in this offering by the persons and entities named in the table below. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of June 15, 2022 However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares	%	% Total voting power before this offering	Shares	% Total voting power after this offering
Named Executive Officers and Directors:
Wayne Tupuola	101,759	2.09%	2.08%	101,759	1.29%
ICT Investments, LLC (2)	4,688,695	96.11%	96.11%	4,688,695	59.51%
Tatiana Nikitina	41,667	*	*	41,667	*
Arnold Bykov	46,296			46,296	*
Shara Pathak	--	--		―	--
Glenn Peterson	--	--		―	--
Ryan Tennyson	--	--		―	--
Igor Vodopiyanov	--	--		―	--
Timothy Schick	--	--	--	-	--
All Officers and Directors as a Group	189,722	3.89%	3.89%	189,722	2.41%
*Represents less than 1%

(1)	Unless otherwise indicated, the address of such individual is c/o the Company.

(2)	Dmitriy Nikitin has voting control through his ownership of all membership interests of ICT Investments LLC.

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DESCRIPTION OF OUR SECURITIES

General

The following description of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and our bylaws that will be in effect on the closing of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the Units, preferred stock and warrants reflect changes to our capital structure that will be in effect on the closing of this offering.

On the closing of this offering, our authorized capital stock will consist of 100,000,000 shares of our common stock, $0.01 par value per share, and 10,000,000 shares of undesignated preferred stock $0.01 par value per share.

As of June 15, 2022, there were 4,878,417 shares of our common stock outstanding, held by four stockholders of record.

Our Board of Directors is authorized, without stockholder approval, to issue additional shares of our capital stock.

Common Stock

As of June 15, 2022, we had 4,878,417 shares of common stock outstanding and 100,000,000 shares of common stock authorized. Holders of shares of common stock have the right to cast one vote for each share of common stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our certificate of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our certificate of incorporation.

There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Warrants

        Overview

The following summary of certain terms and provisions of the warrants included as part of the Units offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement, or Warrant Agent Agreement between us the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and form of warrant.

Exercisability

The warrants that are part of the Units are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, by utilizing the exercise form on the reverse side of the warrant certificate completing and executing as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agent Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus relating to common stock issuable upon exercise of the warrants.

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Exercise Limitation

A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock of the Company after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at an assumed price equal to $5.00 per share (100% of the $5.00 public offering price per Unit).

Fractional Shares

No fractional shares of common stock will be issued upon exercise of the warrants. As to any fraction of a share which the warrant holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the election of the holders of the warrants without requiring our consent.

Exchange Listing

We intend apply for listing of the warrants that are part of the Units offered hereby on the Nasdaq Capital Market under the symbol “LASEW.” No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificate

The warrants offered hereby will be issued in registered form under a Warrant Agent Agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Our transfer agent, Direct Transfer, LLC, will serve as the Warrant Agent.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law

The warrants and the Warrant Agent Agreement are governed by New York law.

Exclusive Forum for Certain Claims and Waiver of Trial by Jury

The warrants and Warrant Agent Agreement state that claims arising under these contracts will be litigated in courts located within the Borough of Manhattan in the City and State of New York and, in the Warrant Agent Agreement, that there will not be any right to a trial by jury. In both cases, these provisions do not apply to claims arising under the Securities Act and the Exchange Act.

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Waiver of Right to Trial by Jury

While section 7.12(a) of the Warrant Agent Agreement provides that the parties to this agreement waive the right to a trial by jury in any action or proceeding arising out of or relating to the Warrant Agent Agreement, other than those arising under the Securities Act or the Exchange Act, the warrant does not contain a provision for a waiver of a jury trial by either party.

Preferred Stock

Our Board of Directors also has the authority to designate the rights and preferences, including but not limited to the voting rights, redemption rights, conversion rights and right to payment of dividends, of our preferred stock. Under our certificate of incorporation, we have 10,000,000 authorized shares of “blank check” preferred.

Authorized but Unissued Shares

The authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations; Stockholder Action; Forum Selection

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. Further, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is to be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or our bylaws or (iv) any action or proceeding asserting a claim governed by the internal affairs doctrine. This forum selection provision in our Bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

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Limitations of Liability and Indemnification

Delaware Law

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. Below is a summary of the circumstances in which such indemnification is provided.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interests; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he or she was a party, he or she is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by us or in our right in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interests and must not have been adjudged liable to us, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on our behalf in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he or she is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, by-laws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants us the power to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him or her in such capacity arising out of his or her status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been our director or officer. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by us to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

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At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

Certificate of Incorporation

Our certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock, including shares issued on the exercise of outstanding options, in the public market after this offering, or the possibility of these sales or issuances occurring, could adversely affect the prevailing market price for our common stock or impair our ability to raise equity capital.

Based on our shares outstanding as of June 15, 2022, on the closing of this offering, a total of 7,878,417 shares of common stock will be outstanding. Of these shares, all of the common stock sold in this offering by us, plus any shares sold by us on the exercise of the underwriters’ option to purchase additional common stock, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock will be, and shares of common stock subject to stock options, will be on issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

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As a result of the lock-up agreements described below and subject to the provisions of Rules 144 or 701 under the Securities Act, 4,878,417 restricted shares of our common stock will be available for sale in the public market upon expiration of the six-month lock-up agreements.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible stockholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible stockholder under Rule 144, such stockholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and must have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144, subject to the expiration of the lock-up agreements described below.

•

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell shares upon expiration of the lock-up agreements described below. Beginning 90 days after the date of this prospectus, within any three-month period, such stockholders may sell a number of shares that does not exceed the greater of:

•

1% of the number of common stock then outstanding, which will equal approximately 320,705 shares immediately after this offering, the concurrent private placements, and the secondary transaction by one of our stockholders, assuming no exercise of the underwriters’ option to purchase additional shares of common stock from us; or

•	the average weekly trading volume of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

•

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares under Rule 701, subject to the expiration of the lock-up agreements described below.

Form S-8 Registration Statements

We intend to file one or more registration statements on Form S-8 under the Securities Act with the SEC to register the offer and sale of shares of our common stock that are issuable under our 2019 Plan. These registration statements will become effective immediately on filing. Shares covered by these registration statements will then be eligible for sale in the public markets, subject to vesting restrictions, any applicable lock-up agreements described below, and Rule 144 limitations applicable to affiliates.

Lock-up Arrangements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of six months from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the underwriters waive this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after an initial public offering date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR SECURITIES

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our securities acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not deal with non-U.S., state, and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, and does not address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the Code), such as financial institutions, insurance companies, tax-exempt organizations, tax-qualified retirement plans, governmental organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, persons subject to special tax accounting rules under Section 451(b) of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements and investors in such pass-through entities or arrangements, persons deemed to sell our common stock under the constructive sale provisions of the Code, and persons that own, or are deemed to own, our common stock. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code and Treasury Regulations, rulings, and judicial decisions thereunder, each as of the date hereof, and such authorities may be repealed, revoked, or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

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This discussion is for informational purposes only and is not tax advice. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, gift, estate, and other tax consequences of acquiring, owning, and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local, or foreign tax consequences, or under any applicable income tax treaty.

For the purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:

●	an individual who is a citizen or resident of the United States;

●

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock to a Non-U.S. Holder, such distributions, to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding, and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. We do not intend to adjust our withholding unless such certificates are provided to us or our paying agent before the payment of dividends and are updated as may be required by the IRS. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and you do not timely file the required certification, you may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

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We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess amount distributed, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Unit or instruments or arrangements similar to a Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock and one warrant to acquire one share of our common stock. We intend to treat the acquisition of a Unit in this manner and, by purchasing a Unit, you will agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price paid by such holder for such Unit between the one share of common stock and the one warrant based on the relative fair market value of each at the time of issuance. We strongly urge each investor to consult his or her own tax advisor regarding the determination of value for these purposes. The price allocated to each share of common stock and warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock and the warrant comprising the Unit, and the amount realized on the disposition should be allocated between the common stock and the warrant based on their respective fair market values at the time of disposition. The separation of shares of common stock and warrants comprising Units should not be a taxable event for U.S. federal income tax purposes.

The foregoing U.S. federal income tax treatment of the shares of common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Gain on Disposition of Our Common Stock and Warrants

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock and warrants unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period in our common stock. In general, we would be a United States real property holding corporation if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we have not been and we are not, and do not anticipate becoming, a United States real property holding corporation. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly, and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period in our common stock and/or warrants and (2) our common stock and/or warrants are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our common stock and/or warrants exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

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If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on a net income basis at the U.S. federal income tax rates applicable to U.S. Holders, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are a Non-U.S. Holder described in (b) above, you will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which gain may be offset by certain U.S.-source capital losses (even though you are not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting Requirements and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on, and the gross proceeds of a disposition of, our common stock and/or warrants paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments, including dividends paid on, and the gross proceeds of a disposition of, our common stock and/or warrants to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

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UNDERWRITING

Alexander Capital, L.P. (the “Representative”) is the book running manager and an underwriter of the offering, and we have entered into an underwriting agreement on the date of this prospectus, with them as representative of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and the underwriters have agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus.

The underwriters are committed to purchase all the Units offered by us other than those covered by the option to purchase additional Units described below, if they purchase any Units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 450,000 additional Units (15% of the Units sold in this offering). If the underwriters exercise all or part of this option, it will purchase Units covered by the option at the public offering price per Unit that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $17,250,000 and the total net proceeds to us, before expenses, will be $15,900,000.

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$5.00	$15,000,000	$17,250,000
Underwriting discount (8.0%)	$.40	1,200,000	1,466,250
Proceeds, before expenses, to us	$4.575	$13,800,000	$15,783,750

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $___ per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriters may change the offering price per Unit and other selling terms by means of a supplement to this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

88

We have agreed to pay the underwriters’ non-accountable expenses allowance equal to 1% of the public offering price of the Units (excluding Units that we may sell to the underwriters to cover over-allotments). We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all filing fees incurred in clearing this offering with FINRA; (b) fees, expenses and disbursements relating to background checks of our officers and directors; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) stock transfer and/or stamp taxes, if any, payable upon the transfer of Units to the underwriters; (e) the costs associated with bound volumes of the public offering materials as well as Lucite cube mementos; (f) the cost associated with the underwriter’s use of book-building and compliance software for the offering, (g) the underwriters’ actual accountable road show expenses for the offering; and (h) up to $75,000 for the fees of the underwriters’ counsel; provided, the maximum amount we have agreed to pay the underwriters for items (b), (e), (f), (g) and (h) above is $175,000. We have agreed to pay an expense deposit of $50,000 (the “Advance”), to the underwriters, which will be applied against the out-of-pocket accountable expenses that will be payable by us to the underwriters in connection with this offering. Any portion of the Advance will be returned to us in the event it is not actually incurred.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $250,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Representative Warrants

We have agreed to issue to the Representative warrants to purchase up to a total of 6% of the shares of common stock sold as part of the Units in this offering (excluding the shares sold through the exercise of the over-allotment option). The warrants are exercisable at $6.00 per share (120% of the public offering price) commencing on a date which is 180 days from the effective date of the offering and expiring on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. In addition, the warrants provide for “piggy-back” registration rights with respect to the shares underlying the warrants, exercisable in certain cases for a period of no more than seven (7) years from the effective date of the offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of Units for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

89

Determination of Offering Price

Prior to the offering there has not been a public market for our shares of common stock or warrants. Consequently, the public offering price for our Units has been determined by negotiations between us and the representative of the several underwriters. Among the factors to be considered in these negotiations were the prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be compatible to us, estimates of our business potential, the present states of our development and other factors deemed relevant.

We offer no assurance that the public offering price will correspond to the price at which the shares of common stock or warrants will trades in the public market subsequent to the offering or that an active trading market for the shares of common stock or warrants issued as part of the Units will develop and continue after the offering.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●

Stabilizing transactions permit bids to purchase shares or warrants so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares and/or warrants while the offering is in progress.

●

Over-allotment transactions involve sales by the underwriters of Units in excess of the number of Unitsthe underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of Units over-allotted by the underwriters is not greater than the number of Units that they may purchase in the over-allotment option. In a naked short position, the number of shares or warrants involved is greater than the number of shares or warrants in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares or warrants in the open market.

●

Syndicate covering transactions involve purchases of shares or warrants in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares or warrants to close out the short position, the underwriters will consider, among other things, the price of shares or warrants available for purchase in the open market as compared with the price at which they may purchase shares or warrants through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares or warrants in the open market that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or the warrants or preventing or retarding a decline in the market price of our shares of common stock or the warrants. As a result, the price of our common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be affected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock or the warrants on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and warrantsand extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

90

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Culhane Meadows PLLC, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cozen O’Connor P.C.

EXPERTS

The financial statements as of December 31, 2021 and 2020 and for the years then ended included in this prospectus have been audited by BF Borgers CPA PC (“BF Borgers”), an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

On the closing of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available at www.sec.gov.

We also maintain a website at www.laserphotonics.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

91

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Laser Photonics Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Laser Photonics Corporation as of December 31, 2021 and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Restatement of December 31, 2021 Financial Statements

As discussed in Note 3 to the financial statements, the financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2019

Lakewood, CO

March 31, 2022 except for the effects of the restatement disclosed in Notes 2, and 3, for which the date is August 1, 2022.

F-2

LASER PHOTONICS CORPORATION

BALANCE SHEET

	December 31,
	2021	2020
ASSETS
Cash and Cash Equivalents	615,749	326,714
Accounts Receivable	84,365	756,095
Inventory	1,790,952	2,172,327
Other assets	3,000	-
Fixed Assets	698,580	849,027
Intangible Assets	3,167,945	3,184,280
Operating lease right-of-use - and other	499,758	196,299
TOTAL ASSETS	6,860,349	7,484,742

LIABILITIES & EQUITY
Current Liabilities	392,431	1,028,749
Long Term Liabilities	907,013	1,169,373
Additional Paid in Capital	5,242,832	5,242,832
Common stock par value $0.01: 100,000,000 shares authorized; 4,878,417 issued and outstanding as of December 31, 2021, and December 31, 2020 reflected retroactively for 1/6 reverse stock split	48,783	48,783
Retained Earnings (Deficit)	269,290	(4,995)
Total Equity	5,560,905	5,286,620
TOTAL LIABILITIES & EQUITY	6,860,349	7,484,742

See accompanying notes to financial statement

F-3

LASER PHOTONICS CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2021	2020
Net Sales	4,190,709	2,154,777
Cost of Goods Sold	1,542,657	949,782
Gross Profit	2,648,051	1,204,995
Expense
Depreciation Expense	160,117	26,409
Amortization Expense	236,130	-
Interest Expense	49,351	-
Bad Debt Expense	14,601	-

G&A Expense	356,580	227,420
Payroll Expenses	1,095,524	767,879
Rent Expense	173,968	172,646
Tax	68	-
Total Expense	2,086,339	1,194,354
Other Gain	22,682	-
Net Income	584,394	10,641
Income per share
Net income per share	0.12	0.00
Weighted average shares, December 31, 2021 and 2020 are reflective of 1/6 reverse stock split	4,878,417	4,434,869

See accompanying notes to financial statements

F-4

LASER PHOTONICS CORPORATION

STATEMENTS STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional
	Common Stock		Paid In	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity (Deficit)
Balance, January 1, 2020[1]	443,553	$4,436	$501,071	$(15,636)	$489,870

Shares issued to acquire fixed assets	4,434,864	44,349	4,741,761		4,786,110

Net income for the year ended December 31, 2020				10,641	10,641

Balance, December 31, 2020	4,878,417	$48,783	$5,242,832	$(4,995)	$5,286,620

Net income for the year ended December 31, 2021	-	-	-	584,394	584,394

Distribution as of December 31, 2021	-	-	-	(310,280)	(310,280)

Balance, December 31, 2021	4,878,417	$48,783	$5,242,832	$269,290	$5,560,905

(1)    Stock balances retroactively restated for 1-for-6 reverse stock split.

See accompanying notes to financial statements

F-5

LASER PHOTONICS CORPORATION

STATEMENTS OF CASH FLOWS

DECEMBER 31, 2021 AND DECEMBER 31, 2020

(As Restated)

	Year Ended December 31,
	2021	2020
Cash Flows From:	(As Restated)	(As Restated)
OPERATING ACTIVITIES
Net Income (Loss)	584,394	10,641
Adjustments to reconcile Net Income (Loss) to net cash used in operating activities:
Depreciation	160,117	26,409
Accumulated Amortization	236,130	-
Net change right-of-use assets and liabilities	(19,313)	28,755
Change in operating assets and liabilities:
Accounts Receivable	671,730	(756,095)
Employee Cash Advances	(3,000)	-
Equipment Parts Inventory	(41,793)	(690,069)
Finished Goods Inventory	19,535	(181,453)
Work in process Inventory	7,584	(19,241)
Sales Demo Inventory	396,050	(786,414)
Accounts Payable	(636,147)	50,476
Unearned product Revenues		779,128
Sales tax payable		12,665
Net cash used in Operating Activities	1,375,287	(1,525,198)
INVESTING ACTIVITIES
Purchase of Machinery & Equipment	(2,750)	(794,945)
Purchase of Vehicles	-	(9,989)
Purchase of Office & Computer Equipment	(2,995)	(39,449)
Purchase of R&D Equipment	(6,920)	(31,053)
Purchase of Intangible assets	(216,800)	(3,184,280)
Net cash used in Investing Activities	(229,465)	(4,059,716)
FINANCING ACTIVITIES
Proceeds from Notes	(665,084)	926,768
Proceeds from PPP Loan	118,578	198,750
Dividends paid	(310,280)	-
Proceeds from Sale of Common Stock		4,786,110
Net cash provided by Financing Activities	(856,787)	5,911,628
Net cash increase for period	289,035	326,714
Cash at the beginning of period	326,714	-
Cash at end of period	615,749	$326,714

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	15,456	68
Interest	49,351	43,300

SUPPLEMENTARY CASH FLOW INFORMATION:
Notes Paid During the Year for:
ICT Investments Loan: Note 2	(428,243)	(689,937)
ICT Investments Loan: Note 2	(236,841)	(236,841)
Total Note	(665,084)	(926,778)

See accompanying notes to financial statements

F-6

LASER PHOTONICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Laser Photonics Corporation (the “Company”) was formed under the laws of Wyoming on November 8, 2019 and changed its domicile to Delaware on March 5, 2020. The Company is a vertically integrated manufacturing company for photonics based industrial products and solutions, primarily disruptive laser cleaning technologies. Its vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

The Company’s accounting year end is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Impact of the Novel Coronavirus

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this registration statement. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, scientific collaborations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021.

Some of our suppliers from China are likely to decrease production due to factory closures or reduced operating hours in those facilities. While these disruptions may be temporary, continued disruption in the supply chain may lead to our delayed receipt of necessary raw materials, component inventory, and negatively impact sales in fiscal year 2022 and our overall liquidity.

.

We are dependent on our workforce to deliver our products. Developments such as social distancing and shelter-in-place directives will impact our ability to deploy our workforce effectively. While expected to be temporary, prolonged workforce disruptions may negatively impact sales in fiscal year 2022 and our overall liquidity.

The adverse economic effects of the COVID-19 outbreak are expected not to materially decrease demand for our products based on the restrictions in place by governments trying to curb the outbreak and changes in consumer behavior. However, in spite of those negative effects we were able to achieve our sales goals in fiscal year 2021 and our overall liquidity.

The Covid 19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which is expected to depress our asset values, including long-lived assets, intangible assets, etc.

Although we cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues, it may have a material adverse effect on our results of future operations, financial position, and liquidity in fiscal year 2022.

F-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. Our significant estimates and assumptions include depreciation and the fair value of our stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less at the date of purchase. Cash and cash equivalents are carried at cost, which approximates fair value.

As of December 31, 2021 and December 31, 2020, the Company had $615,749 and $326,714 of cash, respectively.

Accounts Receivable

Trade accounts receivable are recorded net of allowance for expected uncollectible accounts. The Company extends credit to its customers in the normal course of business and performs on-going credit evaluations of its customers. All accounts, or portions thereof, that are deemed uncollectible are written off to bad debt expense, as incurred. In addition, most sales orders are not accepted without a substantial deposit. As of December 31, 2021 and December 31, 2020, the Company’s ledger had $84,365 and $756,095, respectively as a balance for collectible accounts.

Inventory

Inventories are stated at the lower of cost or net realizable value using the first-in first-out (FIFO) method. The Company has four principal categories of inventory:

Sales demonstration inventory -Sales demonstration inventory represents completed product used to support the Company’s sales force for demonstrations and held for sale. Sales demonstration inventory is held in the Company’s demo facilities or by its sales representatives for up to three years, at which time it would be refurbished and transferred to finished goods as used equipment, stated at the lower of cost or net realizable value. The Company expects these refurbished units to remain in finished goods inventory and sold within 12 months at prices that produce reduced gross margins.

Equipment parts inventory - This inventory represents components and raw materials that are currently in the process of being converted to a certifiable lot of saleable product through the manufacturing and/or equipment assembly process. Inventories include parts and components that may be specialized in nature and subject to rapid obsolescence. The Company periodically reviews the quantities and carrying values of inventories to assess whether the inventories are recoverable. Because of the Company’s vertical integration, a significant or sudden decrease in sales activity could result in a significant change in the estimates of excess or obsolete inventory valuation. The costs associated with provisions for excess quantities, technological obsolescence, or component rejections are charged to cost of sales as incurred.

Work in process inventory - Work in process inventory consists of inventory that is partially manufactured or not fully assembled as of the date of these financial statements. This equipment, machines, parts, frames, lasers and assemblies are items not ready for use or resale. Costs are accumulated as work in process until sales ready items are compete when it is moved to finished goods inventory. Amounts in this account represent items at various stages of completion at the Registration date.

Finished goods inventory - Finished goods inventory consists of purchased inventory that were fully manufactured, assembled or in salable condition. Finished goods inventory is comprised of items that are complete and ready for commercial application without further cost other that delivery and setup. Finished goods inventory includes demo and other equipment, lasers, software, machines, parts or assemblies.

At December 31, 2021, and December 31, 2020, respectively, the Company’s inventory consisted of the following:

	Year Ended December 31,
Inventory	2021	2020
Equipment Parts Inventory	731,863	690,070
Finished Goods Inventory	161,918	181,453
Sales Demo Inventory	885,514	1,281,564
Work in process Inventory	11,657	19,240
Total Inventory	1,790,952	2,172,327

Inventory is stated at the lower of cost (first-in, first-out method) or market value. Inventory includes parts and components that may be specialized in nature and subject to rapid obsolescence. Company maintains a reserve for excess or obsolete inventory items. Inventories are written off and charged to cost of goods sold when identified as excess or obsolete. If future sales differ from these forecasts, the valuation of excess and obsolete inventory may change and additional inventory provisions may be required. Because of our vertical integration, a significant or sudden decrease in sales could result in a significant change in the estimates of excess or obsolete inventory valuation.

On December 31, 2021, the Company recorded $292,268 in inventory obsolescence in comparison to $63,323 of inventory was obsolete on December 31, 2020.

F-8

Fixed Assets - Plant Machinery and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Machinery and Equipment

Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company will use other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Category	Economic Useful Life
Office furniture and fixtures	3-5 years
Machinery and equipment	5-7 years
Intangible Assets	7-12 years

	December 31,
Fixed Assets	2021	2020
Accumulated Depreciation	(186,526)	(26,409)
Machinery & Equipment	797,695	794,945
Office & Computer Equipment	8,420	8,420
Office Furniture	31,029	31,029
R&D Equipment	37,973	31,053
Vehicles	9,989	9,989
Total Fixed Assets	698,580	849,027

Intangible Assets

Intangible assets consist primarily of capitalized equipment design documentation, software costs for equipment manufactured for sale, research and development, as well as certain patent, trademark and license costs. Capitalized software and equipment design documentation development costs are recorded in accordance with Accounting Standard Codification (“ASC”) 985 “Software” with costs amortized using the straight-line method over a ten-year period. Patent, trademark and license costs are amortized using the straight-line method over their estimated useful lives of 12 years. On an ongoing basis, management reviews the valuation of intangible assets to determine if there has been impairment by comparing the related assets’ carrying value to the undiscounted estimated future cash flows and/or operating income from related operations. The customer list was deemed to have a life of five years and will be amortized through December 2025.

The Company employs various core technologies across many different product families and applications in an effort to maximize the impact of our research and development costs and increase economies of scale and to leverage its technology-specific expertise across multiple product platforms. The technologies inherent in its laser equipment products include application documentation, proprietary and custom software developed for operation of its equipment, specific knowledge of supply chain and, mostly important, equipment design documentation, consisting of 3D engineering drawings, bills of materials, wiring diagrams, parts AutoCad drawings, software architecture documentation, etc. Intangible assets were received from a related party, ICT Investments, and therefore transferred and booked by Laser Photonics Corp. at their historical cost.

Historically, ICT Investments acquired IP through various acquisitions and business combinations as a part of its ordinary line of business, mainly concentrated within the photonics industries. A variety of IP was accumulated within the 2000 to 2020 time frame and compiled from IP of various portfolio companies, acquired for cash in various public auctions, and contributed in a normal cause of business in different entities and start-ups. Historical IP costs are typically reflected mostly in reviewed financial statements and from purchase receipts, which form the historical base of Intellectual Property invested or contributed, or sold to a to a selected company.

F-9

In addition, on December 3, 2021 intangible assets were tested for fair market value and an impairment analysis of intangible assets was conducted, which can be found in the attachments to this Annual Report on Form 10-K. To perform a fair market evaluation of its portfolio assets the Company is using the practical studies and recommendations published by the leading financial auditing institutions such as Ernst & Young and Deloitte, in particular the “25% Rule” method income approach:

	December 31,
Intangible Assets	2021	2020
Accumulated Amortization	(236,130)	-
Customer Relationships	211,000	211,000
Equipment Design Documentation	2,675,000	2,675,000
Operational Software & Website	301,275	298,280
Trademarks	216,800	-
Total Intangible Assets	3,167,945	3,184,280

F-10

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value based on the present value of estimated future cash flows.

Liabilities

Liabilities Consist of Current Liabilities and Long Term Liabilities.

	December 31,
	2021	2020
Liabilities
Current Liabilities
Accounts Payable	105,493	55,756
Deferred Revenue	91,775	779,128
Credit cards	7,950	-
Lease liability current portion	171,757	181,199
Sales Tax Liability	15,456	12,665
Total Current Liabilities	392,431	1,028,749
Long Term Liabilities	907,013	1,169,373
Total Liabilities	1,299,444	2,198,122

Current Liabilities

Our current liabilities consist of accounts payable, deferred revenue, Credit Cards liability, and current portion of Lease liability.

Sales Tax Liability

Sales tax liability is created when the Company sells equipment and services to another entity located in the State of Florida. Currently the sales tax rate in the Company’s County of business is 6.5%.

Accounts Payable

Accounts payable consist of short-term liability to our vendors and sub-contractors, who extend credit terms to the Company or deliver goods or services with delayed payment terms.

Deferred Revenue

The Company requires deposits on most sales orders. These deposits are recorded as deferred revenue until such time as the revenue recognition criteria for that project are order is completed.

F-11

Long Term Liabilities

Our long-term liabilities include a promissory note to ICT in the principal amount of $439,990 bearing 6% annual interest with a maturity date of December 31, 2023 and this Note may be prepaid in whole or in part. As of December 31, 2021, the unpaid principal amount of the Note was $261,684

.

	December 31,
Long Term Liabilities	2021	2020
ICT Investments Loan
Note 2	261,684	689,927
Note1	-	236,841
Total ICT Investments Loan	261,684	926,768
Deferred Rent Liability	-	28,755
Lease liability - less current - Other	328,001	15,100
Total Lease liability - less current	328,001	43,855
PPP Loan	317,328	198,750
Total Long Term Liabilities	907,013	1,169,373
Total Liabilities	1,299,444	2,508,231

Our long term liabilities include a PPP Loan from Axiom Bank, promissory notes to ICT, and long term lease liability. The Notes to ICT may be prepaid in whole or in part.

In January 2020, the Company issued a promissory note to ICT in the principal amount of $439,990 bearing 6% annual interest with a maturity date of January 31, 2023. This Note may be prepaid in whole or in part. As of December 31, 2021, the unpaid principal amount of the Note was $0 and as of December 31, 2020 $236,841.

In October 2020, the Company issued a second promissory note to ICT in the principal amount of $745,438 bearing 6% annual interest with a maturity date of December 31, 2023. This Note may be prepaid in whole or in part. As of December 31, 2021, the unpaid principal amount of the Note was $261,684 and as of December 31, 2020 $689,927.

Liquidity and Capital Resources (Restated)

For the year ended December 31, 2021, the Company’s liquidity needs were met through the financing activity and ongoing support of the ICT Investments.

The following is a summary of the Company’s cash flows provided by (used in) operating, investing and financing activities:

	Year ended December 31,
	2021	2020
	(Restated)	(Restated)
Net cash provided by Operating Activities	1,375,287	(1,525,198)
Net cash provided by Investing Activities	(229,465)	(4,059,716)
Net cash provided by Financing Activities	(856,787)	5,911,628
Cash at the beginning of period	326,714	-
Net cash increase for period	289,035	326,714
Cash at end of period	615,749	326,714

On December 31, 2021, the Company had $2,101,635 in total working capital, in comparison to $2,226,387 on December 31, 2020:

	Year Ended December 31,
	2021	2020
Cash And Cash Equivalents	615,749	326,714
Working Capital (excluding cash and cash equivalents)	1,485,887	1,899,674
Total Working Capital	2,101,636	2,226,388

The company restated the statement of cash flows as of December 31, 2021 and 2020 to comply with requirements ASC 230-10-45 and ASC 842-20-45-5.

F-12

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value based on the present value of estimated future cash flows.

Net Earnings/Loss per Share

Basic earnings/loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted earnings/ loss per share is computed by dividing the earnings/loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

On December 31, 2021, the Company recorded $0.07 diluted earnings per share, while as of December 31, 2020, the Company recorded $0.01 diluted earnings per share.

Revenue Recognition

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. The Company then recognize as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Refunds and returns, which are minimal, are recorded as a reduction of revenue. Payments received by customers prior to our satisfying the above criteria are recorded as unearned income in the combined balance sheets.

All revenues were reported net of any sales discounts or taxes.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

☐	Level 1 - quoted market prices in active markets for identical assets or liabilities.

☐

Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

☐	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amount of the Company’s financial instruments approximates their fair value as of December 31, 2021, due to the short-term nature of these instruments.

Tax Loss Carryforwards

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statement and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Off-Balance Sheet Arrangements

During the year ended December 31, 2021 and 2020, the Company did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

F-13

Recent Accounting Pronouncements

The Company evaluates all Accounting Standard Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) for consideration of their applicability.  ASUs not included in our disclosures were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740):  Simplifying the Accounting for Income Taxes.  The guidance removes certain exceptions for recognizing deferred taxes for equity method investments, performing intra period allocation, and calculating income taxes in interim periods.  The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for goodwill and allocating taxes to members of a consolidated group, among others.  The guidance is effective for interim and annual reporting periods beginning after December 15, 2020.  Early adoption of this standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued.  The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively.  We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU No. 2018-11, Leases (Topic 842): Targeted Improvements was issued by the FASB in July 2018 and allows for a cumulative-effect adjustment transition method of adoption. The new guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those years.

We adopted ASU 2016-02 effective as of January 1, 2020 utilizing the cumulative-effect adjustment transition method of adoption, which resulted in the recognition on our balance sheet of $282,565 of right-of-use assets for operating leases.

The adoption of ASU 2016-02 also required us to include any initial direct costs, which are incremental costs that would not have been incurred had the lease not been obtained, in the right-of-use assets. The recognition of these costs in connection with our adoption of this guidance did not have a material impact on our financial statements.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the year ended December 31, 2014.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation - Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

F-14

NOTE 3 - RESTATEMENT

The Company restated its previously issued financial statements by amending its Annual Report on Form 10-K, filed with the SEC on June 15, 2022.

The restated financial statements are indicated as “Restated” in the financial statements and accompanying notes, as applicable.

The Company is presenting below a reconciliation from the December 31, 2021 year end, as previously reported, to the restated values.  The values as previously reported were derived from the Company’s Annual Report on Form 10-K which presented the audited financial statements for the year ended December 31, 2021.

LASER PHOTONICS CORPORATION

STATEMENTS OF CASH FLOWS

DECEMBER 31, 2021 AND DECEMBER 31, 2020

(As Restated)

	Year Ended December 31,
	2021	2020
Cash Flows From:	(As Restated)	(As Restated)
OPERATING ACTIVITIES
Net Income (Loss)	584,394	10,641
Adjustments to reconcile Net Income (Loss) to net cash used in operating activities:
Depreciation	160,117	26,409
Accumulated Amortization	236,130	-
Net change right-of-use assets and liabilities	(19,313)	28,755
Change in operating assets and liabilities:
Accounts Receivable	671,730	(756,095)
Employee Cash Advances	(3,000)	-
Equipment Parts Inventory	(41,793)	(690,069)
Finished Goods Inventory	19,535	(181,453)
Work in process Inventory	7,584	(19,241)
Sales Demo Inventory	396,050	(786,414)
Accounts Payable	(636,147)	50,476
Unearned product Revenues		779,128
Sales tax payable		12,665
Net cash used in Operating Activities	1,375,287	(1,525,198)
INVESTING ACTIVITIES
Purchase of Machinery & Equipment	(2,750)	(794,945)
Purchase of Vehicles	-	(9,989)
Purchase of Office & Computer Equipment	(2,995)	(39,449)
Purchase of R&D Equipment	(6,920)	(31,053)
Purchase of Intangible assets	(216,800)	(3,184,280)
Net cash used in Investing Activities	(229,465)	(4,059,716)
FINANCING ACTIVITIES
Proceeds from Notes	(665,084)	926,768
Proceeds from PPP Loan	118,578	198,750
Dividends paid	(310,280)	-
Proceeds from Sale of Common Stock		4,786,110
Net cash provided by Financing Activities	(856,787)	5,911,628
Net cash increase for period	289,035	326,714
Cash at the beginning of period	326,714	-
Cash at end of period	615,749	$326,714

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	15,456	68
Interest	49,351	43,300

SUPPLEMENTARY CASH FLOW INFORMATION:
Notes Paid During the Year for:
ICT Investments Loan: Note 2	(428,243)	(689,937)
ICT Investments Loan: Note 2	(236,841)	(236,841)
Total Note	(665,084)	(926,778)

F-15

LASER PHOTONICS CORPORATION

STATEMENTS OF CASH FLOWS

DECEMBER 31, 2021 AND DECEMBER 31, 2020

(As Previously Reported)

	For the Year Ended December 31,
	2021	2020
Cash Flows From:
OPERATING ACTIVITIES
Net Income (Loss)	584,394	10,641
Adjustments to reconcile Net Income (Loss) to net cash used in operating activities:
Change in operating assets and liabilities:
Accounts Receivable	671,730	(756,095)
Employee Cash Advances	(3,000)
Equipment Parts Inventory	(41,793)	(690,069)
Finished Goods Inventory	19,535	(181,453)
Work in process Inventory	7,584	(19,241)
Sales Demo Inventory	396,050	(786,414)
Accounts Payable	(636,147)	50,476
Unearned product Revenues		779,128
Lease Liability	312,901	225,054
Sales tax payable		12,665
Net cash used in Operating Activities	1,311,254	(1,355,308)
INVESTING ACTIVITIES
Depreciation and amortization	160,117	26,409
Purchase of Machinery & Equipment	(2,750)	(794,945)
Purchase of Vehicles	-	(9,989)
Purchase of Office & Computer Equipment	(2,995)	(39,449)
Purchase of R&D Equipment	(6,920)	(31,053)
Purchase of Intangible assets	(216,800)	(3,184,280)
Accumulated Amortization	236,130
Operating lease right-of-use	(303,459)	(196,299)
Net cash used in Investing Activities	(136,677)	(4,229,606)
FINANCING ACTIVITIES
Proceeds from Notes	(665,084)	926,768
Deferred Lease Liability	(28,755)
Proceeds from PPP Loan	118,578	198,750
Dividends paid	(310,280)
Proceeds from Sale of Common Stock		4,786,110
Net cash provided by Financing Activities	(885,541)	5,911,628
Net cash increase for period	289,035	326,714
Cash at the beginning of period	326,714	0
Cash at end of period	$615,749	$326,714

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	15,456	68
Interest	49,351	43,300

SUPPLEMENTARY CASH FLOW INFORMATION:
Notes Paid During the Year for:
ICT Investments Loan: Note 2	(428,243)	(689,937)
ICT Investments Loan: Note 2	(236,841)	(236,841)
Total Note	(665,084)	(926,778)

F-16

1.       To reclassify depreciation, accumulated amortization and right of use asset into operating section of statement of cash flows.

2.       The impact of the reclassification impacted cash flow from operations, financing and investing accordingly:

	Year ended December 31,
	2021	Adjustment	2021	2020	Adjustment	2020
	(As Previously Reported)		(Restated)	(As Previously Reported)		(Restated)
Net cash provided by Operating Activities	1,311,254	64,033	1,375,287	(1,328,899)	(196,299)	(1,525,198)
Net cash provided by Investing Activities	(136,677)	(92,788)	(229,465)	(4,256,015)	196,299	(4,059,716)
Net cash provided by Financing Activities	(885,541)	28,754	(856,787)	5,911,628		5,911,628
Cash at the beginning of period	326,714		326,714	-		-
Net cash increase for period	289,035	-	289,035	326,714	-	326,714
Cash at end of period	615,749	-	615,749	326,714	-	326,714

NOTE 4 - RELATED PARTY TRANSACTIONS

Since the date of incorporation on November 8, 2019, the Company has engaged in the following transactions with our directors, executive officers, holders of more than 5% of its voting securities, and affiliates or immediately family members of its directors, executive officers and holders of more than 5% of our voting securities, and its co-founders. The Company believes that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

In January 2020, the Company issued a promissory note 1 to ICT in the principal amount of $439,990 bearing 6% annual interest with a maturity date of January 31, 2023. This Note may be prepaid in whole or in part. As of December 31, 2021, the Note was paid in full.

In October 2020, the Company issued a promissory note 2 to ICT in the principal amount of $745,438 bearing 6% annual interest with a maturity date of December 31, 2023. This Note may be prepaid in whole or in part. As of December 31, 2021, the unpaid principal amount of the Note was $261,684.

On December 31, 2019, Company purchased from ICT Investments certain sales demonstration equipment valued at $495,150 which we will use in our business in exchange for 443,553 shares of our common stock.

During the year 2020, ICT Investments made additional investments in the Company, consisting of inventories, certain capital manufacturing equipment, office and computer equipment, intangible assets consisting of 3D engineering design documentation, manufacturing database, customer relationship database with populated CRM, valued in total at $$4,786,110 which we will use in our business in exchange for 4,434,864 shares of its common stock.

The Company initially entered into a lease with ICT Investments, the Company’s largest shareholder. In January 2020 we assumed the entire lease and on September 30, 2021 entered into a direct lease with the landlord. The Company’s current monthly lease payments of $15,096 represent a direct payment to the landlord and a fair market rate for comparable leases.

Dmitriy Nikitin is the Managing Partner of ICT Investments and also is a promoter of the Company. Dmitriy Nikitin serves as a member of our Board of Advisors.

Tatiana Nikitina, in a role of Marketing Director, created the Company’s Marketing Department, trained personnel and transitioned into a Marketing adviser role. She is the daughter of Dmitriy Nikitin. During the year of 2020 she received $70,150 as cash compensation in that role.

On December 31, 2020, the Company’s President, Wayne Tupuola, received directly from ICT Investments 92,593 shares in form of re-assignment for recognition of achievements in the Company progress in 2020. During the year of 2020 he received $75,218 as cash compensation in that role.

On December 31, 2020, the Company’s Chief Equipment Design Engineer, Arnold Bykov, received directly from ICT Investments 46,296 shares in form of re-assignment for recognition of outstanding achievements of new generation of equipment design in 2020.

On December 31, 2020, the Company’s Marketing Adviser and Director, Tatiana Nikitina, received directly from ICT Investments 33,333 shares in form of re-assignment for recognition of her efforts and success establishing of Marketing Department in 2020.

F-17

NOTE 5 - STOCKHOLDERS’ EQUITY/DEFICIT

As of December 31, 2021, the Company did not have a stockholder deficit. Stockholder equity as of December 31, 2021 was $5,560,905, while on December 31, 2020 $5,286,620. In accordance with ASC 260-10-55-12, Stockholders Equity is retroactively calculated for impact of 1-for-6 reverse stock split in December 2021.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company has committed to lease 18,000 SF of manufacturing space with the monthly cost of $15,096 per month. The lease commitment expires on October 28, 2024.

NOTE 7 - ADVANCES

During its operations in the fiscal year ended December 31, 2021, the Company did not accrue any costs which were not paid through the cash proceeds or the sale of capital stock.

NOTE 8 - CASH FLOW REPORT

The Statements of Cash Flows for the year ended December 31, 2021 and 2020 have been restated, as required by ASC 250-10-50-7 through - 10. The restatement_reflects the quantitative requirements of ASC 250-10-50-7, specifically presenting depreciation, amortization and net change in right of use assets in the operating section of the statement of cash flows.  The restatement required no changes to net cash flow for the periods presented, and there were no changes to the balance sheet or income statement. The restatement is reflected in the financial statement and accompanying notes.

NOTE 9 - SUBSEQUENT EVENTS

There were no subsequent events for the Company between January 1, 2022 and the date of the audit report issuance on March 31, 2022.

F-18

 UNAUDITED INTERIM FINANCIAL STATEMENTS

LASER PHOTONICS CORPORATION

CONDENSED BALANCE SHEETS

	March 31, 2022 (unaudited)	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$466,513	$615,749
Accounts receivable, net	737,555	84,365
Inventory	1,924,028	1,790,952
Total Current Assets	3,128,096	2,491,066

Other Assets	4,406	3,000

Property and equipment, net	671,305	698,580

Intangible assets	3,109,455	3,167,945

Operating lease right of use asset	454,469	499,758

Total Assets	$7,367,731	$6,680,349

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$201,989	$113,443
Sales tax payable	15,456	15,456
Current portion of operating lease payable	126,468	171,757
Deferred revenue	506,434	91,775
Total Current Liabilities	850,347	392,431

Non-current Liabilities
Loan payable - related party	-	261,684
PPP loans payable	251,778	317,328
Operating lease payable	328,001	328,001
Total Non-current Liabilities	579,779	907,013

Total Liabilities	1,430,126	1,299,444

Commitments and contingencies (Note 3)

Stockholders’ Equity
Common stock par value $0.01: 100,000,000 shares authorized; 4,878,417 issued and outstanding as of March 31, 2022 and December 31, 2021	48,783	48,783
Additional paid in capital	5,242,832	5,242,832
Retained earnings	645,990	269,290
Total Stockholders’ Equity	5,937,605	5,560,905

Total Liabilities and Stockholders’ Equity	$7,367,731	$6,860,349

F-19

LASER PHOTONICS CORPORATION

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,
	2022	2021
Net Sales	1,212,084	976,025
Cost of Goods Sold	298,588	357,020
Gross Profit	913,496	619,005
Expense
Depreciation and Amortization	89,961	98,640
G&A Expense	144,242	89,081
Interest Expense	4,408	16,241
Payroll Expense	252,897	253,560
Rent Expense	45,289	43,133
Tax	-	68
Total Expense	536,797	500,723
Net Income	376,699	118,282
Income per share
Net income per share	0.08	0.02
Weighted average shares, March 31, 2022 and 2021 are reflective of 1/6 reverse stock split	4,878,417	4,878,417

F-20

LASER PHOTONICS CORPORATION

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$376,699	$118,282
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	89,961	95,890
Net change right-of-use assets and liabilities	-	-
Changes in operating assets and liabilities:
Accounts receivable	(653,191)	137,964
Other assets	(1,406)	-
Inventory	(133,076)	188,632
Deferred revenue	414,659	(582,295)
Accounts payable and sales tax payable	88,547	(49,710)
Net Cash Provided By (Used In) Operating Activities	182,193	(91,237)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash outlay for fixed assets	-	-
Cash outlay for intangible assets	(4,195)	(2,995)
Net Cash Used In Investing Activities	(4,195)	(2,995)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment of) PPP loans	(65,550)	198,750
Proceeds from (repayment of) loan payable - related party	(261,684)	(50,459)
Net Cash (Used In) Provided by Financing Activities	(327,234)	148,291

Net Change in Cash	(149,236)	54,059
Cash - Beginning of period	615,749	326,713
Cash - End of period	$466,513	$380,772

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Quarter for:

Interest	$4,408	$16,241

F-21

LASER PHOTONICS CORPORATION

STATEMENTS OF STOCKHOLDERS' EQUITY

(UNAUDITED)

Three Months Ended March 31, 2022

			Additional
	Common Stock		Paid In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance, January 1, 2022 after 1/6 split. 100,000,000 authorized at 0.001	4,878,417	$48,783	$5,242,832	$269,291	$5,560,906

Net income for the three months ended March 31, 2022	-	-	-	376,699	376,699

Balance, March 31, 2022	4,878,417	$48,783	$5,242,832	$645,990	$5,937,605

Three Months Ended March 31, 2021

			Additional
	Common Stock		Paid In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance, January 1, 2021[1]	4,878,417	$48,783	$5,242,832	$(4,995)	$5,286,621

Net income for the three months ended March 31, 2021	-	-	-	118,282	118,282

Balance, March 31, 2021	4,878,417	$48,783	$5,242,832	$113,287	$5,404,903

           (1)  Stock balances retroactively restated for 1-for-6 reverse stock split.

See accompanying notes to financial statements

F-22

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Laser Photonics Corporation (the “Company”) was formed under the laws of Wyoming on November 8, 2019. The Company changed its domicile to Delaware on March 5, 2021. The Company is a vertically integrated manufacturing company for photonics based industrial products and solutions, primarily disruptive laser cleaning technologies. The vertically integrated operations allows the Company to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

The Company’s accounting year end is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Impact of the Novel Coronavirus

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The COVID 19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which is expected to depress our asset values, including long-lived assets, intangible assets, etc.

Although the Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues, it may have a material adverse effect on our results of future operations, financial position, and liquidity in fiscal year 2022.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. Our significant estimates and assumptions include depreciation and the fair value of our stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less at the date of purchase. Cash and cash equivalents are carried at cost, which approximates fair value.

F-23

Accounts Receivable

Trade accounts receivable are recorded net of allowance for expected uncollectible accounts. The Company extends credit to its customers in the normal course of business and performs on-going credit evaluations of its customers. All accounts, or portions thereof, that are deemed uncollectible are written off to bad debt expense, as incurred. In addition, most sales orders are not accepted without a substantial deposit. As of March 31, 2022, the balance of collectible accounts was $737,555.

Inventory

Inventories are stated at the lower of cost or net realizable value using the first-in first-out (FIFO) method. The Company has four principal categories of inventory:

Sales demonstration inventory - Sales demonstration inventory represents completed product used to support our sales force for demonstrations and held for sale. Sales demonstration inventory is held in our demo facilities or by our sales representatives for up to three years, at which time it would be refurbished and transferred to finished goods as used equipment, stated at the lower of cost or net realizable value. The Company expects these refurbished units to remain in finished goods inventory and sold within 12 months at prices that produce reduced gross margins.

Equipment parts inventory - This inventory represents components and raw materials that are currently in the process of being converted to a certifiable lot of saleable product through the manufacturing and/or equipment assembly process. Inventories include parts and components that may be specialized in nature and subject to rapid obsolescence. The Company periodically reviews the quantities and carrying values of inventories to assess whether the inventories are recoverable. Because of the Company's vertical integration, a significant or sudden decrease in sales activity could result in a significant change in the estimates of excess or obsolete inventory valuation. The costs associated with provisions for excess quantities, technological obsolescence, or component rejections are charged to cost of sales as incurred.

Work in process inventory - Work in process inventory consists of inventory that is partially manufactured or not fully assembled as of the date of these financial statements. This equipment, machines, parts, frames, lasers and assemblies are items not ready for use or resale. Costs are accumulated as work in process until sales ready items are compete when it is moved to finished goods inventory. Amounts in this account represent items at various stages of completion at the date of these financial statements.

Finished goods inventory - Finished goods inventory consists of purchased inventory that were fully manufactured, assembled or in salable condition. Finished goods inventory is comprised of items that are complete and ready for commercial application without further cost other that delivery and setup. Finished goods inventory includes demo and other equipment, lasers, software, machines, parts or assemblies.

At March 31, 2022 and December 31, 2021, respectively, our inventory consisted of the following:

	March 31, 2022	December 31, 2021
Inventory
Equipment Parts Inventory	690,948	731,863
Finished Goods Inventory	327,743	161,918
Sales Demo Inventory	862,090	885,514
Work in process Inventory	43,247	11,657
Total Inventory	1,924,028	1,790,952

Fixed Assets - Plant Machinery and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

F-24

Machinery and Equipment

Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Category	Economic Useful Life
Office furniture and fixtures	3-5 years
Machinery and equipment	5-7 years
Intangible Assets	7-12 years

	March 31, 2022	December 31, 2021
Capital Assets
Equipment and Furniture
Accumulated Depreciation	(213,802)	(186,526)
Machinery & Equipment	797,696	797,695
Office and Computer Equipment	8,420	8,420
Office Furniture	31,029	31,029
R&D Equipment	37,973	37,973
Vehicles	9,989	9,989
Property and Equipment	671,305	698,580

Intangible Assets

Intangible assets consist primarily of capitalized equipment design documentation, software costs for equipment manufactured for sale, research and development, as well as certain patent, trademark and license costs. Capitalized software and equipment design documentation development costs are recorded in accordance with Accounting Standard Codification ("ASC ") 985 "Software" with costs amortized using the straight-line method over a ten-year period. Patent, trademark and license costs are amortized using the straight-line method over their estimated useful lives of 12 years. On an ongoing basis, management reviews the valuation of intangible assets to determine if there has been impairment by comparing the related assets’ carrying value to the undiscounted estimated future cash flows and/or operating income from related operations.

Intangible Assets	March 31, 2022	December 31, 2021
Accumulated Amortization	(298,815)	(236,130)
Customer Relationships	211,000	211,000
Equipment Design Documentation	2,675,000	2,675,000
Operational Software & Website	305,470	301,274
Trademarks	216,800	216,800
Total Intangible Assets	3,109,455	3,167,944

F-25

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company will write down the asset to its fair value based on the present value of estimated future cash flows.

Current Liabilities

Our current liabilities consist of accounts payable, accrued liabilities, sales tax payable, current portion of operating lease payable and deferred revenue. Sales tax liability is created when the Company sells equipment and services to another entity located in the State of Florida. Currently the sales tax rate in Orange County, our place of business, is 6.5%. As of March 31, 2022, our sales tax liability was recorded at $15,456.

Deferred Revenue

The Company requires deposits for most sales orders. These deposits are recorded as deferred revenue until such time as the revenue recognition criteria for that project or order is completed. As of March 31, 2022, our deferred revenue was recorded at $506,434 compared to $91,775 recorded at December 31, 2021.

Liquidity and Capital Resources

For the three months ended March 31, 2022, our liquidity needs were met through cash from our operations.

The following is a summary of our cash flows provided by (used in) operating, investing and financing activities:

	Three months ending March 31,
	2022	2021
Net cash provided by Operating Activities	182,193	(91,237)
Net cash provided by Investing Activities	(4,195)	(2,995)
Net cash provided by Financing Activities	(327,234)	148,291

As of March 31, 2022, the Company had $466,513 in cash, $2,661,583 in current assets (without cash and cash equivalents) and $850,347 in current liabilities.

As a result, on March 31, 2022, the Company had $2,277,749 in total working capital, compared to $2,098,635 of total working capital at December 31,2021.

Net Earnings/Loss per Share

Basic Earnings/Loss per share is calculated by dividing the Earnings/Loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted Earnings/Loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted Earnings/Loss per share is computed by dividing the Earnings/Loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

On March 31, 2022, the Company recorded $0.08 diluted earnings per share, while as of March 31, 2021, the Company recorded $0.02 diluted earnings per share.

F-26

Revenue Recognition

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Refunds and returns, which are minimal, are recorded as a reduction of revenue. Payments received by customers prior to our satisfying the above criteria are recorded as unearned income in the combined balance sheets.

All revenues were reported net of any sales discounts or taxes.

Long Term Liabilities

In January 2020, the Company issued a promissory note to ICT in the principal amount of $439,990 bearing 6% annual interest with a maturity date of January 31, 2023. This note may be prepaid in whole or in part. As of December 31st, 2021, this note was paid in full.

In October 2020, the Company issued a second promissory note to ICT in the principal amount of $745,438 bearing 6% annual interest with a maturity date of December 31, 2023. This note may be prepaid in whole or in part. As of December 31st, 2021, the unpaid principal amount of this note was $261,684 and as of March 31, 2022, this note was paid in full.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from m selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

☐	Level 1 - quoted market prices in active markets for identical assets or liabilities.

☐

Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

☐	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amount of our financial instruments approximates their fair value as of March 31, 2022, due to the short-term nature of these instruments.

F-27

Tax Loss Carryforwards

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statement and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Off-Balance Sheet Arrangements

During the quarter ended March 31, 2022, the Company did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). The Company adopted this pronouncement for the year ended December 31, 2014.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation - Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

F-28

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company has committed to the Landlord to lease 18,000 SF of manufacturing space with the monthly cost of $15,096. The lease commitment expires on October 20, 2024.

NOTE 4 - CASH FLOW REPORT

The Statements of Cash Flows for the quarters ended March 31, 2022 and 2021 have been updated, as required by ASC 250-10-50-7 through - 10. The updates reflect the quantitative requirements of ASC 250-10-50-7, specifically presenting lease obligations on a net basis rather than gross basis for consistency with balance sheet assets and liabilities as reported. The reclassification required no changes to net cash flow for the periods presented, and there were no changes to the balance sheet or income statement. We believe these reclassifications were neither quantitatively or qualitatively material to the financial statements and accompanying notes.

NOTE 5 - SUBSEQUENT EVENTS

On April 29, 2022, we entered into a Forbearance Agreement with Axiom Bank regarding the one unpaid PPP loan totaling $203,458, comprised of the in the unpaid principal amount of $198,750, unpaid interest of $2,208 and $2,500 in attorneys’ fees and costs. Under the terms of the Forbearance Agreement, we paid $67,819 on April 30, 2022 $67,819 on May 31, 2022 and $67,819 on June 30, 2022.

F-29

3,000,000 Units

(Common Stock and Warrants)

LASER PHOTONICS CORPORATION

PROSPECTUS

Sole Book-Running Manager

, 2022

Through and including                   , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to “Laser Photonics,” the “Company,” “we,” “our,” “us,” or similar terms refer to Laser Photonics Corporation and its subsidiaries.

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee, and the exchange listing fee.

SEC registration fee	$2,500
FINRA filing fee	3,500
Exchange listing fee	15,000
Printing expenses	75,000
Legal fees and expenses	225,000
Accounting fees and expenses	100,000
Transfer agent and registrar fees	25,000
Miscellaneous expenses	50,000
Total	$496,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation that will be in effect on the closing of this offering permits indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws that will be in effect on the closing of this offering provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

At present, there is no pending litigation or proceeding involving a director or officer of Laser Photonics regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might be incurred by any director or officer in his capacity as such.

The underwriters will be obligated, under certain circumstances, under the underwriting agreement filed as Exhibit 1.1 hereto, to indemnify us and our officers and directors against liabilities under the Securities Act.

92

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities issued by us since November 8, 2019. All common stock share numbers prior to December 2021 reflect the company’s 1-for-6 reverse stock split effected in December 2021.

On December 31, 2019, we purchased from ICT Investments certain sales demonstration equipment valued at $495,150 which we will use in our business in exchange for 436,053 shares of our common stock.

On January 1, 2020, we purchased from ICT Investments certain capital manufacturing equipment valued at $158,456 which we will use in our business in exchange for 150,000 shares of our common stock.

During 2020, ICT Investments made additional investments into the Company, consisting of inventory, certain capital manufacturing equipment, office and computer equipment, intangible assets consisting of 3D engineering design documentation, manufacturing database, customer relationship database with populated CRM, valued in total at $4,627,654 which was used in our business in exchange for 4,284,864 shares of common stock.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipient of common stock in each of these transactions represented its intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. ICT Investments had adequate access, through its relationship with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

93

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 427(b) that is part of this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1†	Form of Underwriting Agreement
3.1†	Certificate of Incorporation
3.2†	Certificate of Amendment to the Certificate of Incorporation.
3.3†	Bylaws
4.1†	Specimen Common Stock Certificate.
4.2†	Form of Warrant Agent Agreement, between Laser Photonics Corporation and Direct Transfer LLC, as warrant agent, and Form of Warrant to be issued as part of Units
5.1*	Opinion of Culhane Meadows PLLC
10.1+†	2019 Stock Incentive Plan
10.2+	Forms of Option Agreement, Stock Option Grant Notice, and Notice of Exercise under 2019 Stock Incentive Plan.
10.3†	Exclusive License Agreement, dated January 2, 2020, between Laser Photonics Corporation and ICT Investments, LLC
10.4†	Transfer & Registrar Agreement, dated November 19, 2021, between Laser Photonics Corporation and Direct Transfer LLC
10.5

Commercial Sublease Agreement, dated December 1, 2019, between ICT Investments LLC and Laser Photonics Corporation (incorporated by reference to Exhibit 10.2 to the Form 10 filed by the Registrant on April 30, 2020)

10.6*	Assignment of Lease Agreement between Fonon Technologies, Inc. and Laser Photonics Corporation, DBA name of Fonon Laser Technologies, LLC, effective March 4, 2019
10.7*	Amendment to Lease Agreement, dated September 28, 2021,between David & Harrell, LLC and Laser Photonics Corporation, DBA name of Fonon Laser Technologies, LLC
10.8+	Offer of Employment, dated July 21, 2022, between Laser Photonics Corporation and Timothy Schick (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant on July 28, 2022)
23.1*	Consent of BF Borgers LLP, independent registered public accounting firm
23.2*	Consent of Culhane Meadows PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the Signature page)
99.1†	Consent of Ryan Tennyson to be Named as a Future Director
99.2†	Consent of Shara Pathak to be Named as a Future Director
99.3†	Consent of Glenn Peterson to be Named as a Future Director
107†	Filing Fee Table

________________

* Provided herewith.

+ Indicates a management contract or compensatory plan.

† Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on August 1, 2022.

LASER PHOTONICS CORPORATION

By:	/s/ Wayne Tupuola
Wayne Tupuola
CEO

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne Tupuola as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wayne Tupuola	CEO (Principal Executive	August 1, 2022
Wayne Tupuola	Officer ) and Director

/s/ Timothy Schick	VP, Finance	August 1, 2022
Timothy Schick	(Principal Financial and Accounting Officer)

/s/ Tatiana Nikitina	Director	August 1, 2022
Tatiana Nikitina

/s/ Arnold Bykov	Director	August 1, 2022
Arnold Bykov

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